SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant	☒

Filed by a party other than the Registrant	☐

Check the appropriate box:

☒Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material under § 240.14a-12

RIGETTI COMPUTING, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒No fee required

☐Fee paid previously with preliminary materials

☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION DATED APRIL 10, 2024

775 Heinz Avenue

Berkeley, CA 94710

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 18, 2024 at 9:30 a.m. Pacific Time

Dear Stockholder:

On behalf of our Board of Directors, it is our pleasure to invite you to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Rigetti Computing, Inc., a Delaware corporation.

The Annual Meeting will be held virtually, via live webcast available at www.virtualshareholdermeeting.com/RGTI2024, on June 18, 2024 at 9:30 a.m., Pacific Time. We believe hosting a virtual meeting enables increased stockholder participation and improves meeting efficiency and our ability to communicate effectively with our stockholders, while lowering the cost of conducting the Annual Meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the Annual Meeting, ask your questions and vote your shares during the meeting by visiting www.virtualshareholdermeeting.com/RGTI2024. To participate in the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/RGTI2024 and enter the 16-digit control number located on the Notice of Internet Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders, your proxy card or voting instruction form. Additional details regarding access to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Proxy Statement. We encourage you to attend online and participate. We recommend that you log in a few minutes before 9:30 a.m., Pacific Time, to ensure you are logged in when the Annual Meeting starts. Please refer to the additional logistical details in the accompanying Proxy Statement.

The record date for the Annual Meeting is April 22, 2024. Only stockholders of record at the close of business on that date or their proxyholders may vote at the Annual Meeting or any adjournment thereof.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

The Annual Meeting will be held for the following purposes:

1.	To elect two Class II directors, Thomas J. Iannotti and Alissa M. Fitzgerald, each to serve until our 2027 Annual Meeting of Stockholders.
2.	To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of our shares of common stock, par value $0.0001 per share (the “Common Stock”), at a ratio of 1-for-10 (the “Reverse Stock Split Proposal”).
3.	To ratify the selection of BDO USA, P.C. as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024.
4.	To approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2.
5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice, which Proxy Statement is incorporated herein by reference in its entirety.

By Order of the Board of Directors,

Rick Danis

General Counsel and Corporate Secretary

Berkeley, CA

        , 2024

You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the Annual Meeting, you are urged to vote and submit your proxy by following the procedures described in the Notice of Internet Availability of Proxy Materials or proxy card. Even if you have voted by proxy, you may still vote during the Annual Meeting. Please note, however, that if your shares are held by a broker, bank or other similar organization and you wish to vote during the Annual Meeting, you must follow the instructions from such organization.

Page Number
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	2
PROPOSAL NO.1 ELECTION OF DIRECTORS	9
BOARD AND CORPORATE GOVERNANCE MATTERS	10
Information regarding Director Nominees and Current Directors	10
Information regarding the Board of Directors and Corporate Governance	13
PROPOSAL NO.2 REVERSE STOCK SPLIT	21
PROPOSAL NO.3 RATIFICATION OF BDO USA, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024	31
PROPOSAL NO.4 ADJOURNMENT OF THE ANNUAL MEETING	33
EXECUTIVE OFFICERS	34
EXECUTIVE AND DIRECTOR COMPENSATION	35
EQUITY COMPENSATION PLAN INFORMATION	47
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	48
TRANSACTIONS WITH RELATED PERSONS	50
HOUSEHOLDING OF PROXY MATERIALS	52
OTHER MATTERS	52

RIGETTI COMPUTING, INC.

775 Heinz Avenue

Berkeley, CA 94710

PROXY STATEMENT FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 18, 2024 at 9:30 a.m. Pacific Time

QUESTIONS AND ANSWERS

This information provided in the “question and answer” format below is for your convenience only and is merely a summary of information contained in this proxy statement. You should read this entire proxy statement carefully.

Unless the context indicates otherwise, references in this proxy statement to the “Company,” “Rigetti,” “Rigetti Computing,” “we,” “us,” “our” and similar terms refer to Rigetti Computing, Inc.

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because our Board of Directors is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 29, 2024 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

You will not receive any additional proxy materials via mail unless you request a printed copy in accordance with the instructions set forth in the Notice. We may elect, in our discretion, to send you a proxy card, along with a second Notice, on or after 10 calendar days have passed since our first mailing of the Notice.

How do I attend, participate in, and ask questions during the Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. You are entitled to attend the Annual Meeting live online at www.virtualshareholdermeeting.com/RGTI2024 if you were a stockholder as of the close of business on April 22, 2024, referred to as the “Record Date.” The Annual Meeting will start at 9:30 a.m., Pacific Time, on Thursday, June 18, 2024. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

In order to enter the Annual Meeting, you will need the 16-digit control number, which is included in the Notice or on your proxy card if you are a stockholder of record or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares in “street name.” Instructions on how to attend and participate are available at www.proxyvote.com. We recommend that you log in a few minutes before 9:30 a.m., Pacific Time, to ensure you are logged in when the Annual Meeting starts. The virtual meeting room will open 15 minutes before the start of the Annual Meeting. If you are a beneficial owner, you should contact the bank, broker or other institution where you hold your account well in advance of the Annual Meeting if you have questions about obtaining your proxy Notice control number.

If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/RGTI2024 using your control number, type your question into the appropriate box, and click “Submit.”

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:

●	You may submit questions electronically through the meeting portal during the Annual Meeting.
●	Only stockholders of record as of the Record Date for the Annual Meeting and their proxy holders may submit questions.
●	Please direct all questions to Dr. Subodh Kulkarni, our Chief Executive Officer.
●	Please include your name and affiliation, if any, when submitting a question.
●	Limit your remarks to one brief question that is relevant to the Annual Meeting and/or our business and ask only questions that are respectful of your fellow stockholders and meeting participants. Questions and answers may be grouped by topic, and substantially similar questions may be grouped and answered once.
●	Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.
●	Be respectful of your fellow stockholders and Annual Meeting participants.
●	No recordings of the Annual Meeting are permitted.

What if I have technical difficulties or trouble accessing the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/RGTI2024. Technical support will be available starting 15 minutes prior to the start of the Annual Meeting.

Will a list of record stockholders as of the Record Date be available?

For a period of ten days ending the day prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting as of the close of business on the Record Date will be available at our corporate headquarters, located at 775 Heinz Avenue, Berkeley, CA 94710, for examination by any stockholder of record for a legally valid purpose upon written request. Please direct your written request to us via email at IR@rigetti.com.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were     shares of Common Stock, outstanding and entitled to vote.

●	Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

●	Beneficial Owner: Shares Held through a Broker or Bank. If, on the Record Date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, check with your brokerage firm, bank, dealer or other similar organization, and follow the instructions you receive from your brokerage firm, bank, dealer or other similar organization prior to the Annual Meeting.

How many votes do I have?

Each holder of shares of our Common Stock will have one vote per share of Common Stock held as of the Record Date. Certain shares of our common stock held by the Sponsor Holders (as defined in the section titled “Transactions with Related Persons” elsewhere in  this Proxy Statement) will be voted in accordance with the terms of the Sponsor Support Agreement described in the section titled“Transactions with Related Persons” elsewhere in this Proxy Statement.

What am I voting on?

There are four matters scheduled for a vote:

●	Proposal 1: Election of two Class II directors, Thomas J. Iannotti and Alissa M. Fitzgerald, each to hold office until the 2027 Annual Meeting of Stockholders;
●	Proposal 2: Approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of our shares of Common Stock at a ratio of 1-for-10;
●	Proposal 3: Ratification of the selection of BDO USA, P.C. as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024; and
●	Proposal 4: Approval of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2.

What if another matter is properly brought before the Annual Meeting?

Our Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the accompanying proxy gives the persons named as proxy the authority to vote on those matters in accordance with their best judgment.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may do the following to either vote your shares or submit a proxy to have your shares voted:

●	By Internet. To vote by submitting a proxy through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide your control number from the Notice. Your Internet proxy must be received by 8:59 p.m., Pacific Time, on June 17, 2024 to be counted.
●	By Telephone. Call 1-800-690-6903 toll-free from the United States, U.S. territories and Canada, and follow the instructions on the Notice. You will be asked to provide your control number from the Notice. Your telephone proxy must be received by 8:59 p.m., Pacific Time, on June 17, 2024 to be counted.

●	By Proxy Card. Complete, sign and date the proxy card that may be requested and return it promptly in the envelope provided. If we receive your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. Your proxy card must be received by 8:59 p.m., Pacific Time, on June 17, 2024 to be counted.
●	Online During the Annual Meeting. Access the Annual Meeting by visiting www.virtualshareholdermeeting.com/RGTI2024 and providing your control number from the Notice.

If your shares of Common Stock are held in street name (i.e., held for your account by a broker, bank or other nominee), you should have received a notice containing voting instructions from that organization rather than from us. You should follow the instructions in the notice to ensure your vote is counted. Access the Annual Meeting by following the instructions you receive and using the control number provided by your bank, broker or other nominee.

Internet voting during the Annual Meeting and/or internet proxy voting in advance of the Annual Meeting allows you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your vote instructions. Please be aware that you must bear any costs associated with your internet access.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone, using a printed proxy card or online during the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without marking specific voting selections, what happens?

If you are a stockholder of record and do not have your shares voted by submitting a proxy through the internet, by telephone, by completing the proxy card that may be delivered to you or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card without indicating how you want your shares voted on each proposal or otherwise submit a proxy without making voting selections for each proposal, your shares will be voted in accordance with the recommendations of our Board of Directors: “FOR” the election of each of the two nominees named in this Proxy Statement for director; “FOR” the approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of our shares of Common Stock at a ratio of 1-for-10; and “FOR” the ratification of the selection of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and “FOR” the approval of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2 (reverse stock split). If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in “street name” and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters under NYSE rules. All brokers registered as members with NYSE are subject to NYSE rules and, accordingly, NYSE Rules apply to the voting of all shares held in a brokerage account, including shares of a company like ours listed on Nasdaq. In this regard NYSE has advised us that Proposal 1 is considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on Proposal 1 in the absence of your voting instructions. However, Proposals 2, 3 and 4 are considered to be “routine” matters under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 2, 3 and 4.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, the shares that are unvoted on “non-routine” matters are counted as “broker non-votes.” Proposals 2, 3 and 4 are “routine” matters and we therefore expect brokers, banks or other securities intermediaries to vote on those proposals. Proposal 1 is considered to be “non-routine” and unvoted shares will be counted as “broker non-votes” with respect to Proposal 1.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, then yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of the following ways:

●	Submit another properly completed proxy card with a later date.
●	Grant a subsequent proxy by telephone or through the internet.
●	Attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy in advance of the Annual Meeting by signing and returning a proxy card, by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
●	Send written notice of revocation to our Secretary, which must be received by the Company at IR@rigetti.com before the time the Annual Meeting begins.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner and your shares are held in “street name” by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “FOR,” “WITHHOLD” and broker non-votes; and, with respect to the other proposals, votes “FOR,” “AGAINST” and abstentions. Broker non-votes on Proposal 1 will have no effect and will not be counted towards the vote total for this proposal. “Withhold” votes will have no effect on the outcome of the vote with respect to Proposal 1. Abstentions on Proposal 2 will have no effect as an abstention is not a vote cast. Abstentions on Proposals  3 and 4 will have the same effect as an “Against” vote. We do not anticipate broker non-votes for Proposals 2, 3 and 4 because we have been advised by the NYSE that such proposals should be considered “routine” under NYSE rules, and accordingly, we believe that your broker, bank, dealer or other agent may vote your shares on these proposals without instructions from you; however, to the extent there are broker non-votes for these proposals, such broker non-votes will be counted as votes “Against” Proposals 3 and 4 and have no effect on Proposal 2.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions or Withhold Votes, as applicable	Effect of Broker Non- Votes
1	Election of Directors

The two nominees receiving the most “FOR” votes from the holders of shares, either present in person or represented by proxy at the meeting and entitled to vote on the election of directors will be elected.

			No effect	No effect

2	Approval of an Amendment to the Company’s Certificate of Incorporation to effect a reverse stock split at a ratio of 1-for-10	Votes cast “FOR” the Amendment must exceed votes cast “AGAINST” the amendment.	No effect	None Expected, (no effect if there are broker non-votes)

3	Ratification of the selection of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024	“FOR” votes from a majority of the voting power of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the matter.	Against	None Expected (vote against if there are broker non-votes)

4	Approval of Adjournment Proposal	“FOR” votes from a majority of the voting power of the shares of Common Stock present in person or represented by proxy at the meeting, and entitled to vote on the matter.	Against	None Expected (vote against if there are broker non-votes)

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the voting power of the outstanding shares of Common Stock entitled to vote at the meeting are present at the Annual Meeting in person or by proxy duly authorized.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting using your 16-digit control number. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or the holders of a majority of the voting power of shares present at the Annual Meeting or represented by proxy and entitled to vote thereon may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within 4 business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within 4 business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within 4 business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals and director nominations due for next year’s annual meeting?

Requirements for stockholder proposals to be brought before an annual meeting.

Our bylaws (“Bylaws”) provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Secretary at Rigetti Computing, Inc., 775 Heinz Avenue Berkeley, CA 94710. To be timely for the 2025 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices between February 18, 2025 and March 20, 2025; provided that, in the event that the date of the 2025 annual meeting of stockholders is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of this year’s Annual Meeting, you must give the required notice not earlier than the 120th day prior to the 2025 annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later than the 90th day prior to such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. A stockholder’s notice to the Secretary must also set forth the information required by our Bylaws.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials pursuant to Rule 14a-8.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be included in the proxy materials for the 2025 annual meeting of stockholders must be received by us at the above address not later than December 30, 2024 in order to be considered for inclusion in our proxy materials for that meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors. Currently, Class I consists of three directors, Class II consists of three directors (and will consist of two directors as of the Company’s 2024 Annual Meeting) and Class III consists of two directors. Each class serves a staggered three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors, unless the Board of Directors determines by resolution that any such vacancies shall be filled by the stockholders. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class or until the director’s successor is duly elected and qualified or the director’s earlier death, resignation or removal. There are currently no vacancies on the Board of Directors.

Our Board of Directors currently consists of eight directors. There are three directors in Class II whose term of office expires in 2024. On February 22, 2024, David Cowan, a Class II director, notified the Company that he would not stand for re-election to the Board of Directors of the Company upon the completion of his current term, which expires at the Company’s 2024 Annual Meeting. Effective immediately before the opening of the polls for the election of directors at the Annual Meeting, the size of the Board of Directors will be reduced and will consist of seven directors. The Company thanks Mr. Cowan for his commitment and service to the Company.

Upon the recommendation of the Nominating and Corporate Governance Committee of our Board of Directors, our Board of Directors has nominated Mr. Thomas J. Iannotti and Dr. Alissa M. Fitzgerald for election as Class II directors at the Annual Meeting. Each member of our Board of Directors, except Dr. Subodh Kulkarni and Thomas J. Iannotti, were initially elected to our Board of Directors in connection with a series of transactions (the “Business Combination”) on March 2, 2022 (the “Closing Date”), in which we consummated the transactions contemplated by that certain Agreement and Plan of Merger dated as of October 6, 2021, as amended on December 23, 2021 and January 10, 2022 (as amended, the “Merger Agreement”), by and among Supernova Partners Acquisition Company II, Ltd. (“Supernova”), Supernova Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Supernova (“First Merger Sub”), Supernova Romeo Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Supernova (“Second Merger Sub”), and Rigetti Holdings, Inc., a Delaware corporation (“Legacy Rigetti”).

The biographies below under “Information Regarding Director Nominees and Current Directors” include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director nominee that led the Nominating and Corporate Governance Committee to believe that each nominee should continue to serve on the Board of Directors. If you elect the nominees listed above, they will each hold office until the 2027 Annual Meeting of Stockholders or until each of their successors has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Both nominees are currently serving on our Board of Directors and have consented to being named in this proxy statement and to serve if elected. If any of these nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board of Directors.

Our Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
THE ELECTION OF EACH OF THOMAS J. IANNOTTI AND ALISSA M. FITZGERALD AS A CLASS II DIRECTOR.
(PROPOSAL 1 ON YOUR NOTICE OF INTERNET AVAILABILITY)

BOARD AND CORPORATE GOVERNANCE MATTERS

INFORMATION REGARDING DIRECTOR NOMINEES AND CURRENT DIRECTORS

The following table sets forth, for the Class II nominees and our other directors whose terms will continue after the Annual Meeting, their ages and position or office held with us as of the date of this proxy statement:

Name	Age	Position	Director Since
Class I directors continuing in office until the 2026 Annual Meeting of Stockholders
Subodh Kulkarni	59	President & Chief Executive Officer and Director	2022
Ray Johnson	68	Director	2022
H. Gail Sandford	61	Director	2022

Class II director nominees for election at the 2024 Annual Meeting of Stockholders
Alissa M. Fitzgerald	54	Director	2022
Thomas J. Iannotti	67	Director	2023

Class III directors continuing in office until the 2025 Annual Meeting of Stockholders
Cathy McCarthy	76	Director	2022
Michael Clifton	44	Director	2022

Set forth below is biographical information for the director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our Board of Directors to recommend them for service as a member of the Board of Directors.

Nominees for Election at the 2024 Annual Meeting of Stockholders

Thomas J. Iannotti. Mr. Iannotti has been Chairman of the Board since October 2023. Mr. Iannotti served as Senior Vice President and General Manager, Enterprise Services, for Hewlett-Packard Company, a technology solutions provider to consumers, businesses and institutions globally, from 2009 until his retirement in 2011. Prior to that role, Mr. Iannotti held various executive positions at Hewlett-Packard, including Senior Vice President and Managing Director, Enterprise Business Group, Americas. Mr. Iannotti also worked at Digital Equipment Corporation, a vendor of computer systems and software, and at Compaq Computer Corporation, a supplier of personal computing systems, following its acquisition of Digital Equipment Corporation. Mr. Iannotti also serves as Chairman of the Board of Applied Materials, a multi-billion publicly traded company that produces semiconductor fabrication equipment, and previously served as a member of the board of directors of Atento S.A. The Nominating and Corporate Governance Committee of our Board of Directors and our Board of Directors believe Mr. Iannotti is qualified to serve as a member of the Board of Directors because of his extensive experience as a chairman of the board of a large publicly traded company in the semiconductor industry and his extensive leadership experience at global firms where he gained expertise in service management, offerings for technology companies, and operational processes.

Alissa M. Fitzgerald. Dr. Fitzgerald has served as a member of the Board of Directors since March 2022 and previously served as a member of the Legacy Rigetti Board of Directors from April 2018 until the consummation of the Business Combination. She has also served as the Chief Executive Officer and Managing Member of A.M. Fitzgerald & Associates, LLC, a consulting services firm for micro electromechanical systems (MEMS) product development and technology since 2003. She had previously worked in engineering or management positions at several technology companies. She currently serves as a member of the Board of Directors of Transducer Research Foundation since 2016 and previously served as a Board of Directors director for the MEMS Industry Group (MIG) from 2008 to 2014. Dr. Fitzgerald received a PhD. In aeronautics and astronautics from Stanford University and an M.S. and B.S. in aeronautics and astronautics from the Massachusetts Institute of Technology. The Nominating and Corporate Governance Committee of our Board of Directors and our Board of Directors believe Dr. Fitzgerald is qualified to serve as a member of the Board of Directors because of her extensive experience as a senior executive and substantial knowledge in semiconductor and electronics technology.

Directors Continuing in Office Until the 2025 Annual Meeting of Stockholders

Cathy McCarthy. Ms. McCarthy has served as a member of the Board of Directors since March 2022, and served as Chair of the Board of Directors from July 15, 2022 to October 30, 2023. Ms. McCarthy previously served as a member of Legacy Rigetti Board of Directors from July 2021 until the consummation of the Business Combination. Ms. McCarthy has served as President and CEO of Cross Tack Consulting, a strategy consulting firm, since 2011. Ms. McCarthy previously served as Chief Executive Officer and as Chief Financial Officer of SM&A, a publicly traded company specializing in business capture and program services support services to government contractors. Ms. McCarthy served on the Board of Directors, compensation committee and audit committee of Solta Medical, Inc., prior to its merger with Valeant Pharmaceuticals International, Inc. She currently serves as a Board of Directors member and audit committee chair of the Middleby Corporation, a publicly-traded company in the foodservice equipment industry. Ms. McCarthy began her career at Mellon Bank, N.A., where she was Vice President of several lending departments and was responsible for oversight of highly leveraged and distress assets. The Nominating and Corporate Governance Committee of our Board of Directors and our Board of Directors believe Ms. McCarthy is qualified to serve as a member of the Board of Directors because of her extensive experience and prior public Board of Directors and audit committee experience.

Michael Clifton. Mr. Clifton has served as a member of the Board of Directors since March 2022. Mr. Clifton currently serves as a Partner at Falfurrias Management, where he helps lead Falfurrias Growth Partners. He served as a director and Chief Financial Officer of Supernova Partners Acquisition Company III Ltd. until March 2023 and April 2023, respectively, and as a director and Chief Financial Officer of Supernova Partners Acquisition Company II, Ltd. until March 2022. Prior to that he was a senior investment professional at The Carlyle Group from 2010 to 2020 as a member of its flagship U.S. Buyout team where he helped lead Carlyle’s investing activities in the technology and business services sectors. During his tenure with Carlyle, he worked on transactions involving companies in multiple sectors, including enterprise software, financial technology, semiconductors, and IT services. He has served on four private Board of Directors and has been a Board of Directors observer of a public company. Over his career, Mr. Clifton has been involved in several leveraged buyouts, growth investments, and carve-outs. Mr. Clifton has substantial public market experience and has helped lead the public offerings of three companies. Prior to joining Carlyle, Mr. Clifton worked at two middle market private equity firms, as well as in the M&A group of Bank of America Securities. He earned a Bachelor of Arts, cum laude, in classics from Davidson College, and an MBA with High Distinction from the Harvard Business School where he was a Baker Scholar. The Nominating and Corporate Governance Committee of our Board of Directors and our Board of Directors believe Mr. Clifton is qualified to serve on the Board of Directors due to his corporate finance experience and experience investing in technology companies, including semiconductor businesses.

Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders

Subodh Kulkarni. Dr. Subodh Kulkarni has served as President, Chief Executive Officer and director of Rigetti since December 2022. Dr. Kulkarni previously served as president, chief executive officer, and member of the Board of Directors of CyberOptics Corporation (“CyperOptics”), a developer and manufacturer of high precision sensors and inspection systems for the semiconductor and electronics industry. He held these roles from 2014 until CyberOptics was acquired by Nordson Corporation in November 2022. Prior to CyberOptics, Dr. Kulkarni was chief executive officer of Prism Computational Sciences, a developer of software tools for scientific and commercial applications in the semiconductor industry. Earlier in his career, he held additional leadership positions, including chief technology officer and senior vice president of OEM/Emerging business, global commercial business, R&D and manufacturing at Imation, a global scalable storage and data security company. Dr. Kulkarni began his career in research and management positions with 3M Corporation and IBM. He received his B.S. in chemical engineering from the Indian Institute of Technology, Mumbai, and later obtained a M.S. and Ph.D. in chemical engineering from MIT. Dr. Kulkarni currently serves on the Board of Directors of KeyTronic Corporation, a publicly traded electronics manufacturing services company, as well as chairman of the Board of Directors of Prism Computational Sciences. The Nominating and Corporate Governance Committee of our Board of Directors and our Board of Directors believe Dr. Kulkarni is well qualified to serve on our Board of Directors because of his prior leadership and officer positions at technology and software companies.

Ray Johnson. Dr. Johnson has served as a member of the Board of Directors since March 2022 and previously served as a member of the Legacy Rigetti Board of Directors from August 2019 until the consummation of the Business Combination. He has served as Chief Executive Officer of the Technology Innovation Institute since August 2021, and also has served as Operating Partner at Bessemer Venture Partners since July 2020, after joining Bessemer Venture Partners as an Executive In Residence in June 2015. Prior to that, Dr. Johnson served as Senior Vice President and Chief Technology Officer of the Lockheed Martin Corporation from July 2006 to February 2015. He also served as Senior Vice President and Chief Operating Officer of Modern Technology Solutions, Inc. from June 2005 to July 2006 and as Senior Vice President and Business Unit General Manager at SAIC from January 1996 to June 2005. Dr. Johnson is also a member of the Board of Directors of Xanadu Quantum Technologies. Dr. Johnson received a B.S. in electrical engineering from Oklahoma State University and a PhD. and M.S. in electrical engineering from the U.S. Air Force Institute of Technology. The Nominating and Corporate Governance Committee of our Board of Directors and our Board of Directors believe Dr. Johnson is qualified to serve as a member of the Board of Directors because of his integral involvement in the technology industry, generally, and management roles at global venture capital firms.

H. Gail Sandford. Ms. Sandford, NACD.DC, has served as a member of the Board of Directors since March 2022. Ms. Sandford has held the position of Principal Director, Business Transformation Office at The Aerospace Corporation since March 2023. Prior to joining The Aerospace Corporation, Ms. Sandford served as Chief Operations Officer of Recros Medica, an aesthetic medical device startup from 2017 to 2022, and as Chief Operations Officer of PFMG Solar, a leading solar developer in the municipal and school market from 2011 to 2017. Previously, Ms. Sandford served as Vice President at SM&A, a publicly traded consulting firm specializing in business capture and program support services for clients serving the U.S. government, and as Director of Proprietary Programs at Boeing, where she led a program to deliver a novel classified space system. Ms. Sandford holds a B.S. in physics from North Georgia College, an M.S. in engineering from The George Washington University and an MBA from the University of Southern California. The Nominating and Corporate Governance Committee of our Board of Directors and our Board of Directors believe Ms. Sandford is qualified to serve on the Board of Directors due to her experience in managing large, complex technical programs and her significant government contract experience.

We believe our Board should consist of individuals reflecting the diversity represented by our employees, customers and communities in which we operate. The below Board Diversity Matrix provides the diversity statistics for our Board of Directors as of April 1, 2024. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f). For our Board Diversity Matrix as of March 6, 2023, see our Company website at: https://investors.rigetti.com/corporate-governance/board-of-directors.

As of April 1, 2024

Total Number of Directors	8

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	3	5	—	—

Part II: Demographic Background

African American or Black	—	—	—	—

Alaskan Native or Native American	1	—	—	—

Asian	—	1	—	—

Hispanic or Latinx	—	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White	2	4	—	—

Two or More Races or Ethnicities	—	—	—	—

LGBTQ+	1

Did Not Disclose Demographic Background	—

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

Under the Nasdaq listing standards, a majority of the members of our Board of Directors must qualify as “independent,” as affirmatively determined by our Board of Directors.

Based on information provided by each director concerning his or her background, employment and affiliations, the Board of Directors has determined that none of our directors, other than Dr. Kulkarni, has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and affirmatively determined that each of Thomas J. Iannotti, Michael Clifton, David Cowan, Alissa M. Fitzgerald, Ray O. Johnson, Cathy McCarthy and H. Gail Sandford, is “independent” as that term is defined under the Nasdaq listing standards. The Board of Directors also determined that each member of our Audit, Compensation and Nominating and Corporate Governance Committees satisfies the independence standards for such committees established by the SEC and the Nasdaq listing standards, as applicable.

Board of Directors Leadership Structure

Our Board of Directors has an independent chairman, Mr. Thomas J. Iannotti, who has authority, among other things, to call and preside over board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board of Directors. Accordingly, the Chairman of the Board of Directors has substantial ability to shape the work of the Board of Directors. We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board of Directors in its oversight of the business and affairs of the Company. In addition, we believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board of Directors to monitor whether management’s actions are in the best interests of the Company and its shareholders. As a result, we believe that having an independent Chairman can enhance the effectiveness of the Board of Directors as a whole.

Role of the Board of Directors in Risk Oversight

One of the key functions of the Board of Directors is informed oversight of our risk management process. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our company. The Board of Directors administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. Our Board of Directors and its committees consider specific risk topics, including risks associated with our strategic plan, business operations, capital structure, information technology, data privacy and cyber security. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board of Directors.

Our audit committee has the responsibility to consider and discuss with management and the auditors, as appropriate, our guidelines and policies with respect to financial risk management and financial risk assessment, including our financial risk exposures and the steps our management takes to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements in addition to oversight of the performance of our internal audit function. Areas of focus for the audit committee include policies and other matters relating to our investments, cash management, financial risk exposures, the adequacy and effectiveness of our information security policies and practices in addition to oversight of our cybersecurity risk management processes, including through its subcommittee focused on cybersecurity. Our compensation committee assesses and monitors whether any of our compensation plans, policies and programs comply with applicable legal and regulatory requirements and have the potential to encourage excessive risk-taking, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. Our nominating and corporate governance committee oversees and reviews with management any major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures and monitors the effectiveness of our corporate governance structure, including whether it is successful in preventing illegal or improper liability-creating conduct.

In connection with its reviews of the operations and corporate functions of our company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board of Directors and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board of Directors and its committees on such matters.

Meetings of the Board of Directors and its Committees

The Board of Directors met six times during the fiscal year ended December 31, 2023. Each member of the Board of Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

Consistent with applicable Nasdaq listing standards, during the fiscal year ended December 31, 2023, our non-management directors met six times in executive sessions at which only non-management directors were present.

It is our policy to encourage our directors and director nominees to attend our annual meetings of stockholders. In 2023, all of our directors attended the annual meeting of stockholders.

Information Regarding Committees of the Board of Directors

The Board of Directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The following table provides membership and meeting information for the fiscal year ended December 31, 2023 for each of the committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Thomas J. Iannotti[1]	X	X
Subodh Kulkarni
Alissa M. Fitzgerald	X		X*[2]
Ray Johnson		X*[3]
David Cowan[4]			X
Cathy McCarthy[5]	X*
H. Gail Sandford	X6		X
Michael Clifton[7]	X	X
Total meetings in 2023	7	4	4

*Committee Chairperson

[1]

Thomas J. Iannotti has served as the Chairman and a member of the Board of Directors since October 31, 2023, and served on the audit and compensation committees from November 2023. Mr. Iannotti stepped down from the audit committee in February 2024. He continues to serve on the compensation committee.

[2]

Alissa M. Fitzgerald served as the Chairperson of our nominating and corporate governance committee until March 2023, when H. Gail Sandford was appointed as the Chairperson of the nominating and corporate governance committee.

[3]	Ray Johnson served as the Chairperson of our compensation committee until March 2023, when Michael Clifton was appointed as the Chairperson of the compensation committee.
[4]	David Cowan notified the Company that he would not stand for re-election to the Board of Directors upon the completion of his current term, which expires at the Annual Meeting.
[5]	Cathy McCarthy served as Chair of the Board of Directors from July 15, 2022 until October 31, 2023 and has served as the Chairperson of the audit committee since March 2022.
[6]	H. Gail Sandford served on the audit committee until November 2023, and was subsequently reappointed to the audit committee in February 2024.
[7]	Michael Clifton was appointed to our audit committee in March 2023.

The Board of Directors has adopted a written charter for each of its three standing committees. Copies of the charters for each committee are available on the investor relations portion of our website (https://investors.rigetti.com/).

Below is a description of each committee of the Board of Directors.

Audit Committee

The audit committee currently consists of Cathy McCarthy, H. Gail Sandford, Alissa M. Fitzgerald and Michael Clifton, each of whom the Board of Directors has determined satisfies the independence requirements for audit committee service under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chair of the audit committee is Ms. McCarthy. From November 2023 until February 2024, Mr. Iannotti served as a member of the audit committee, and the Board of Directors had also determined that Mr. Iannotti satisfied the independence requirements for audit committee service under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The Board of Directors has determined that Ms. McCarthy is an “audit committee financial expert” within the meaning of SEC regulations. Each member of the audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board of Directors examined each audit committee member’s scope of experience and the nature of their employment.

The primary purpose of the audit committee is to discharge the responsibilities of the Board of Directors with respect to the corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee the independent registered public accounting firm. Specific responsibilities of the audit committee include:

●	overseeing our accounting and financial reporting processes, systems of internal control, financial statement audits and the integrity of our financial statements;
●	managing the selection, engagement terms, fees, qualifications, independence, and performance of the registered public accounting firms engaged as our independent outside auditors for the purpose of preparing or issuing an audit report or performing audit services (the “Auditors”);
●	maintaining and fostering an open avenue of communication with our management, internal audit group (if any) and Auditors;
●	reviewing any reports or disclosures required by applicable law and stock exchange listing requirements;
●	overseeing the design, implementation, organization and performance of our internal audit function (if any);
●	helping our Board of Directors oversee our legal and regulatory compliance, including risk assessment;
●	overseeing our technology security and data privacy programs, including through its cybersecurity sub-committee;
●	preparing the audit committee report required by the SEC to be included in our annual proxy statement, and
●	providing regular reports and information to the Board of Directors.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Rigetti Computing, Inc.

Audit Committee

Cathy McCarthy (Chair)

Thomas J. Iannotti

Alissa M. Fitzgerald

Michael Clifton

Compensation Committee

The compensation committee consists of Ray Johnson, Thomas J. Iannotti and Michael Clifton. The chair of the compensation committee is Mr. Clifton. The Board of Directors has determined that each member of the compensation committee is independent under the Nasdaq listing standards and Rule 10C-1 of the Exchange Act, and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of the compensation committee is to discharge the responsibilities of the Board of Directors in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the compensation committee include:

●	reviewing and determining the compensation to be paid to our directors, executive officers and other senior management, as appropriate;
●	helping the Board of Directors oversee our compensation policies, plans and programs with a goal to attract, incentivize, retain and reward top quality executive management and employees;
●	when required, reviewing and discussing with management our compensation disclosures in our annual reports, registration statements, proxy statements or information statements filed with the SEC;
●	when required, preparing and reviewing the compensation committee report on executive compensation for our annual proxy statements, as applicable; and
●	reviewing and ensuring our talent management strategies are aligned to best practices and ensure we attract, retain and develop top talent.

Compensation Committee Processes and Procedures

The compensation committee generally meets quarterly and with greater frequency if necessary. The compensation committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the chairperson of the compensation committee, in consultation with management. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation.

The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of Rigetti. In addition, under the charter, the compensation committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the compensation committee. In particular, the compensation committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

In 2023 and 2022, the compensation committee engaged Compensia, Inc. (“Compensia”) as an independent compensation consultant to evaluate the efficacy and design of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals and to assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy as well as the Company’s director compensation program in 2023.

As part of its engagement, Compensia was requested by the compensation committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Compensia ultimately developed recommendations that were presented to the compensation committee for its consideration.

The compensation committee continued to engage Compensia in 2023 to provide advice with respect to the design of our director, executive officer and employee compensation programs as well as the compensation of each of our executive officers. The compensation committee has analyzed whether the work of Compensia as its compensation consultant raised any conflict of interest, considering relevant factors in the applicable rules, and determined that its work did not raise any conflict of interest.

For executives other than our Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the committee by our Chief Executive Officer. The evaluation of our Chief Executive Officer’s performance is conducted by the compensation committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the compensation committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

For fiscal years 2023 and 2024, our compensation committee has established an annual performance-based cash bonus program, pursuant to which executive officers may earn annual bonuses based upon specified corporate performance objectives. See “Narrative Disclosure to Summary Compensation Table—2023 Non-Equity Incentive Plan Compensation” for a description of our performance-based cash bonus program.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee consists of Alissa M. Fitzgerald, H. Gail Sandford, and David Cowan. The chair of the nominating and corporate governance committee is Ms. Sandford. The Board of Directors has determined that each member of the nominating and corporate governance committee is independent under the Nasdaq listing standards.

Specific responsibilities of the nominating and corporate governance committee include:

●	helping the Board of Directors oversee our corporate governance functions and developing, updating as necessary and recommending to the Board of Directors the governance principles applicable to Rigetti;
●	identifying, evaluating and recommending and communicating with candidates qualified to become Board of Directors members or nominees for directors of the Board of Directors consistent with criteria approved by the Board of Directors;
●	making other recommendations to the Board of Directors relating to the directors of Rigetti; and
●	overseeing and approving the management continuity planning process, including reviewing and evaluating succession plans relating to the Chief Executive Officer and other executive officer positions.

The nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics, the ability to read and understand basic financial statements and being older than 21. The nominating and corporate governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, experience as a Board of Directors member or executive officer of another publicly held company, having a diverse personal background, perspective and experience, having the commitment to rigorously represent the long-term interests of our stockholders, having the interest and ability to understand the sometimes conflicting interests of the various constituencies of our company, and to act in the interests of our stockholders, and should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of our stockholders and to fulfill the responsibilities of a director. These qualifications may be modified from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the nominating and corporate governance committee typically considers diversity (including gender, ethnic background and country of origin), age, skills and other factors as it deems appropriate, given the current needs of the Board of Directors and our business, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to Rigetti during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of incumbent directors and new director candidates, our nominating and corporate governance committee also evaluates whether the nominee is independent for Nasdaq purposes, based upon applicable Nasdaq listing standards, and applicable SEC rules and regulations. In identifying director candidates, our nominating and corporate governance committee may seek referrals from other members of the Board of Directors, management, stockholders and other sources. Our nominating and corporate governance committee may, but need not, retain a third-party search firm to assist in identifying director candidates. In 2023, the Company paid fees to a third-party search firm to assist in identifying and evaluating potential candidates for election to our Board of Directors. Our nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. Our nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our Board of Directors.

In 2024, our nominating and corporate governance committee evaluated the qualifications of each of Thomas J. Iannotti, who was first recommended to serve on the Board of Directors by a third-party search firm, and Alissa M. Fitzgerald in accordance with the criteria described above. Our Board of Directors believes that its current membership, including the Class II directors nominated for re-election at the Annual Meeting, provide an appropriate balance of knowledge, experience and capability given the current needs of the Board of Directors and our business.

Communications with Our Board of Directors

Our relationship with our stockholders is an important part of our corporate governance program. Engaging with stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes analyst meetings, investor conferences and meetings with stockholders. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, news releases and our website. Our webcasts for quarterly earnings releases are open to all. These webcasts are available in real time and are archived on our website for a period of time.

Our nominating and corporate governance committee will consider stockholder recommendations of director candidates, so long as they comply with applicable law and the notice procedures for nominations of director candidates set forth in our Bylaws, which procedures are summarized below, and will review the qualifications of any such candidate in accordance with the criteria described in the two preceding paragraphs. Stockholders who wish to recommend individuals for consideration by our nominating and corporate governance committee to become nominees for election to our Board of Directors should do so by delivering a written recommendation to our nominating and corporate governance committee at 775 Heinz Avenue, Berkeley, CA 94710, Attention: Corporate Secretary. See “When are stockholder proposals and director nominations due for next year’s annual meeting?” for information regarding the requirements for submitting any such recommendation. For additional information about our director nomination requirements, please see our Bylaws.

Any interested person may communicate directly with the Chairman of our Board of Directors or the non-management or independent directors as a group. Persons interested in communicating directly with the independent or non-management directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the independent or non-management directors generally, in care of 775 Heinz Avenue, Berkeley, CA 94710, Attention: Corporate Secretary. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the chair of the audit, compensation, or nominating and corporate governance committee.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all of our employees, executive officers and directors. The Code of Conduct is available at the investors section of our website at https://investors.rigetti.com/corporate-governance/overview. Any amendments to the Code of Conduct, or any waivers of its requirements, are expected to be disclosed on our website at the above location to the extent required by applicable rules and exchange requirements, including in order to satisfy Item 5.05 of Form 8-K. The reference to our website address here and elsewhere in this proxy statement does not constitute incorporation by reference of the information contained at or available through our website.

Corporate Governance Guidelines

Our Board of Directors has adopted the Rigetti Computing, Inc. Corporate Governance Guidelines for the conduct and operation of the Board of Directors in order to give directors a framework for effectively pursuing our objectives for the benefit of our stockholders. The Corporate Governance Guidelines set forth the practices the Board of Directors intends to follow with respect to Board of Directors composition and selection, including diversity, Board of Directors meetings and involvement of senior management, Chief Executive Officer performance evaluation and management succession planning and Board of Directors committees and compensation. The Corporate Governance Guidelines are available in the investors section of our website at https://investors.rigetti.com/corporate-governance/overview.

Hedging Policy

Our Board of Directors has adopted an insider trading policy, which prohibits hedging or monetization transactions with respect to our securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. In addition, our insider trading policy prohibits trading in derivative securities related to our securities, which include publicly traded call and put options, engaging in short selling of our securities, purchasing our securities on margin or holding it in a margin account and pledging our shares as collateral for a loan.

Incentive Compensation Recoupment Policy

The compensation committee has adopted an Incentive Compensation Recoupment Policy (the “Clawback Policy”) for recoupment of incentive compensation in accordance with new SEC requirements and Nasdaq listing standards. The Clawback Policy provides for the repayment of any incentive compensation paid to our current or former executive officers (“Covered Officers”), where the payments were granted, earned or vested in whole or in part on the attainment of a financial reporting measure and the Company is being required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws. The Clawback Policy applies to incentive compensation received by a covered officer on or after October 2, 2023.

PROPOSAL 2

REVERSE STOCK SPLIT

We are asking stockholders to approve a proposed amendment to our Certificate of Incorporation that would authorize our Board of Directors to effect a reverse stock split of our Common Stock at a ratio of 1-for-10 (the “Reverse Stock Split”). Our Board of Directors has adopted resolutions unanimously approving and declaring advisable the amendment to our Certificate of Incorporation relating to the Reverse Stock Split and recommends that our stockholders approve the amendment. The language of the proposed amendment to our Certificate of Incorporation which would effect the Reverse Stock Split is attached to this proxy statement as Appendix A. The text of the proposed amendment is subject to revision to include changes as may be required by the Secretary of the State of Delaware and as our Board of Directors deems necessary or advisable to effect the proposed amendment of our Certificate of Incorporation and the Reverse Stock Split.

We are seeking stockholder approval of the Reverse Stock Split primarily to give the Company a means to attempt to increase the per share market price of our Common Stock to help support the continued listing of our Common Stock on Nasdaq, including with respect to the minimum per share bid price requirements for continued listing on The Nasdaq Capital Stock Market LLC (“Nasdaq”). To maintain listing, Nasdaq requires, among other things, that our Common Stock maintain a minimum closing bid price of $1.00 per share (the “Minimum Bid Price Rule”). On April    , 2024, the closing price for our Common Stock on Nasdaq was $    per share. Our Board of Directors believes that the proposed Reverse Stock Split is a potentially effective means to help support the continued compliance with Nasdaq’s Minimum Bid Price Rule or regain compliance with Nasdaq’s Minimum Bid Price Rule should our share price fall below the Nasdaq Minimum Bid Price Rule in the future, and to avoid, or at least mitigate, the likely adverse consequence of our Common Stock being delisted from Nasdaq.

If our stockholders approve this Proposal 2, then our Board of Directors may decide to implement the Reverse Stock Split and cause an amendment to the Certificate of Incorporation to be filed with the Delaware Secretary of State and effect the Reverse Stock Split. The amendment provides that every 10 shares of our Common Stock will be combined into one share of our Common Stock or a ratio of 1-for-10. Following the stockholders’ approval of this Proposal 2, no further action on the part of the stockholders will be required to either implement or abandon the Reverse Stock Split and the Board of Directors may effect and implement the Reverse Stock Split at any time prior to our 2025 Annual Meeting of Stockholders even if the share price of our Common Stock has not decreased below its current trading price and even if the Company is in compliance with Nasdaq’s Minimum Bid Price Rule.

In addition, our Board of Directors also may determine, in its sole discretion, not to effect the Reverse Stock Split and not to file the related amendment. Our Board of Directors has reserved the right, notwithstanding our stockholders’ approval of the proposed amendment of the Certificate of Incorporation, to abandon the proposed amendment at any time (without further action by our stockholders) before the amendment of the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware and becomes effective. Our Board of Directors may consider a variety of factors in determining whether or not to proceed with the proposed amendment of the Certificate of Incorporation, including but not limited to, overall trends in the stock market, the historical trading price and trading volume of our Common Stock, recent changes and anticipated trends in the per-share market price of our Common Stock, requirements and/or guidance of Nasdaq, business developments, our actual and projected stock price performance and the expected impact of the Reverse Stock Split on the trading market for our Common Stock in the short and long-term.

As of April 22, 2024, there were     shares of our Common Stock issued and outstanding. Based on such number of shares of our Common Stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split, we would have approximately     issued and outstanding shares of stock as described under the caption “Effects of the Reverse Stock Split — Effect on Shares of Common Stock.”

The Reverse Stock Split would not change the number of authorized shares of our Common Stock or the relative voting power of such holders of our outstanding Common Stock. Because the proposed amendment does not include a proportionate decrease to the number of authorized shares of Common Stock, the relative number of authorized but unissued shares of our Common Stock would materially increase and would be available for issuance by the Company if the Reverse Stock Split is effected. The Reverse Stock Split, if effected, would affect all holders of our Common Stock uniformly.

No fractional shares of our Common Stock would be issued as a result of the Reverse Stock Split. Instead, any stockholders who would have been entitled to receive fractional shares as a result of the Reverse Stock Split would receive cash payments in lieu of such fractional shares (after aggregating all shares held by such holder). Each holder of our Common Stock would hold the same percentage of the outstanding Common Stock immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares. The par value of our Common Stock would continue to be $0.0001 per share (see “Effects of the Reverse Stock Split — Effect on Stated Capital”).

You should keep in mind that the implementation of the Reverse Stock Split does not have an effect on the intrinsic value of our business or your ownership and that, in many cases, the market price of a Company’s common stock may decline following a Reverse Stock Split.

Reasons for the Reverse Stock Split

Our primary objective in effectuating the Reverse Stock Split would be to attempt to raise the per-share trading price of our Common Stock to help support compliance with Nasdaq’s continued listing requirements. To maintain listing, Nasdaq requires, among other things, that our Common Stock maintain a minimum closing bid price of $1.00 per share. Currently, we meet the Minimum Bid Price Rule. Although the per share trading price of our Common Stock is above the Minimum Bid Price Rule, we believe that approval of this Proposal 2 would reduce the Company’s risk of not meeting this continued listing standard in the future because it will provide the Board with the flexibility to effect the Reverse Stock Split to attempt to increase the trading price of our Common Stock.  However, in the future, the trading price of our Common Stock may decrease and/or may remain low, and we may not be in compliance  or may remain at risk of not complying with the Minimum Bid Price Rule or other Nasdsaq continued listing standards. Between June 15, 2023 and April    , 2024, our Common Stock has traded between a low of $    and a high of $    per share. The market volatility in response to global and economic disruptions and uncertainties and interest rate and inflationary pressures has generally contributed to repressed stock prices. On April    , 2024, the closing price for our Common Stock on Nasdaq was $    per share.

On January 25, 2023, we received a notice from the Listing Qualifications Department of Nasdaq informing us that because the closing bid price for our Common Stock listed on Nasdaq was below $1.00 per share for 30 consecutive business days, we did not comply with the Minimum Bid Price Rule. We had until July 24, 2023 to regain compliance with the Minimum Bid Price Rule. During the compliance period, our shares of Common Stock continued to be listed and traded on Nasdaq. To regain compliance, the closing bid price of our Common Stock needed to meet or exceed $1.00 per share for a minimum of 10 consecutive business days during the 180-calendar day grace period. Our stockholders were asked to approve a proposal similar to this Proposal 2 at our 2023 annual meeting of stockholders held on June 15, 2023. Following the 2023 annual meeting of stockholders, on July 12, 2023, we received notification from Nasdaq confirming that for the period from June 27, 2023 to July 11, 2023 the closing bid price of the Company’s common stock had been at $1.00 or greater and that accordingly, the Company had regained compliance with the Minimum Bid Price Rule. In 2023, while the Company had met or exceeded a closing bid price of $1.00 per share for a 10 consecutive business day period prior to the period from June 27, 2023 to July 11, 2023, the 10 consecutive business day requirement is a minimum and Nasdaq, in its discretion, requires the Company to meet the required closing bid price for a longer period than 10 business days before determining that the Company had demonstrated an ability to maintain long-term compliance and could require us to do so again in the future. Following the Company’s regaining compliance with the Minimum Bid Price Rule in July 2023, the Board determined not to effect the reverse stock split that was approved by shareholders at our 2023 annual meeting of stockholders.

Should our share price decline again in the future, we expect that the Reverse Stock Split would increase the bid price per share of our Common Stock above the $1.00 per share minimum price for the required number of days, thereby satisfying this listing requirement, however, there can be no assurance that the Reverse Stock Split would have that effect, initially or in the future, or that it would enable us to maintain the listing of our Common Stock on Nasdaq for any particular duration. We are not aware of any present efforts by anyone to accumulate our Common Stock, and the proposed Reverse Stock Split is not intended to be an anti-takeover device.

In addition, we believe that a low per-share market price of our Common Stock impairs its marketability to, and acceptance by, some institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of our Common Stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them or our reputation in the financial community. In practice, however, some investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at some brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. While the presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of our Common Stock but also its trading liquidity, we cannot assure you that, if the Reverse Stock Split is implemented, our Common Stock would be more attractive to institutional investors and other long-term investors. In addition, these factors may affect our ability to raise additional capital through the sale of our securities.

We believe that the decrease in the number of shares of our outstanding Common Stock because of the Reverse Stock Split, and the anticipated increase in the price per share, could promote greater liquidity for our stockholders with respect to their shares. However, liquidity may be adversely affected by the reduced number of shares that would be outstanding if the Reverse Stock Split is effected, particularly if the price per share of our Common Stock begins a declining trend after the Reverse Stock Split is effectuated. In any case, the market price of our Common Stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our performance.

There can be no assurance that the Reverse Stock Split would achieve any of the desired results. There also can be no assurance that the price per share of our Common Stock immediately after the Reverse Stock Split would increase proportionately with the Reverse Stock Split, or that any increase would be sustained for any period of time.

Should our Common Stock price decline in the future, we believe the Reverse Stock Split would be the most likely way to support the price of our Common Stock in reaching the Minimum Bid Price Rule required by Nasdaq, although effecting the Reverse Stock Split cannot guarantee that we would be in compliance with the Minimum Bid Price Rule for even the minimum 10-day trading period or at all. Further, the Reverse Stock Split cannot guarantee we would be in compliance with the other criteria required to maintain our listing on Nasdaq.

In evaluating whether to seek stockholder approval for the Reverse Stock Split, our Board of Directors also considered potential negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; the costs associated with implementing a reverse stock split; and, potentially, that the Reverse Stock Split may not enable us to demonstrate at least 10 consecutive days of compliance with Nasdaq’s Minimum Bid Price Rule prior to the expiration of the deadline to be in compliance in the event our Common Stock price declines in the future and we are not in compliance with Nasdaq’s Minimum Bid Price Rule.

Even if our stockholders approve the Reverse Stock Split, our Board of Directors reserves the right not to effect the Reverse Stock Split if the Board of Directors determines it would not be in the best interests of the Company or our stockholders to effect such Reverse Stock Split.

Criteria the Board of Directors May Use to Determine Whether to Implement the Reverse Stock Split

When determining whether to implement the Reverse Stock Split following the receipt of stockholder approval, the Board of Directors may consider various factors, including but not limited to:

●	the historical trading price and trading volume of our Common Stock;
●	the need to maintain compliance with the Nasdaq listing standards and the Minimum Bid Price Rule;
●	the then-prevailing trading price and trading volume of our Common Stock,
●	our projected stock price performance,

●	the expected impact of the Reverse Stock Split on our Common Stock in the short- and long-term;
●	the listing requirements, other rules and guidance from Nasdaq;
●	the number of shares of our Common Stock outstanding;
●	business developments; and
●	prevailing general market, legal and economic conditions.

Certain Risks and Potential Disadvantages Associated with a Reverse Stock Split

We cannot confirm that implementing the Reverse Stock Split will increase our stock price or accomplish our objectives.

We expect that, if implemented, the Reverse Stock Split will increase the market price of our Common Stock; however, the effect of the Reverse Stock Split on the market price, liquidity or marketability of our Common Stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies in our industry is varied. Some investors may view a reverse stock split negatively. It is possible that the per share price of our Common Stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of Common Stock following the Reverse Stock Split. Furthermore, the Reverse Stock Split may not result in a per share price that would attract investors who do not trade in lower priced stocks.

In addition, although we believe the Reverse Stock Split may enhance the marketability of our Common Stock to certain potential investors, we cannot assure you that, if implemented, our Common Stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance or general market trends. If the Reverse Stock Split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

If implemented, the proposed Reverse Stock Split may decrease the liquidity of our Common Stock and result in higher transaction costs.

The liquidity of our Common Stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. Additionally, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our Common Stock as described above. In addition, the continued listing requirements of Nasdaq include a minimum number of shares that must be in the public float and minimum number of “round lot” holders, and even if the market price per post-Reverse Stock Split share of Common Stock is in excess of $1.00 per share if the Reverse Stock Split is implemented, we could be subject to delisting due to a failure to meet such requirements.

The Reverse Stock Split will not be accompanied by a decrease in our authorized shares.

Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the reduction in outstanding shares that would result from the Reverse Stock Split would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, resulting in there being relatively more authorized shares of Common Stock available for issuance after the Reverse Stock Split, which shares may be issued by the Board of Directors in its discretion. The Board of Directors from time to time may deem it to be in the best interests of the Company and its stockholders to enter into transactions and other ventures that may include the issuance of shares of our Common Stock. If the Board of Directors authorizes the issuance of additional shares of Common Stock subsequent to the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.

Effective Time

The effective time of the Reverse Stock Split and the amendment to the Certificate of Incorporation effecting such Reverse Stock Split (the “Effective Time”), if approved and adopted by the stockholders and implemented by the Board of Directors, will be the date and time set forth in the Certificate of Amendment to the Certificate of Incorporation that is filed with the Delaware Secretary of State.

If, at any time prior to the Effective Time, the Board of Directors, in its discretion, determines that it is in our best interests and the best interests of our stockholders to delay the filing of such amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned, without any further action by our stockholders.

Effects of the Reverse Stock Split

General

After the Effective Time of the Reverse Stock Split, should the Board of Directors elect to implement it, each stockholder would own a reduced number of shares of Common Stock. However, the Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage of ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our Common Stock would not be impacted by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to the Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of our Common Stock immediately after the Reverse Stock Split (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares). The number of stockholders of record would not be impacted by the Reverse Stock Split (except to the extent that any stockholder would otherwise hold only a fractional share interest and receives cash for such interest after such Reverse Stock Split).

The principal effects of the Reverse Stock Split would be that:

●	Each 10 shares of our Common Stock owned by a stockholder would be combined into one new share of our Common Stock;
●	no fractional shares of Common Stock would be issued in connection with the Reverse Stock Split, instead, holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Reverse Stock Split would receive cash in lieu of the fractional share (after aggregating all shares held by such holder) as explained below;
●	by reducing the number of shares of Common Stock outstanding without reducing the number of authorized shares of Common Stock, the Reverse Stock Split would effectively increase the relative number of authorized but unissued shares, which the Board of Directors may use in connection with future financings or other issuances;
●	based upon the Reverse Stock Split ratio, proportionate adjustments would be made to the per share exercise price and the number of shares issuable upon the exercise or vesting of all then outstanding equity awards and Common Stock warrants with respect to the number of shares of Common Stock subject to such award or warrant and the exercise price thereof, in each case to the extent applicable, subject to the terms of such awards and warrants;
●	the number of shares of Common Stock authorized under the Rigetti Computing, Inc. 2022 Equity Incentive Plan (the “2022 Plan”), the Rigetti Computing, Inc. 2022 Employee Stock Purchase Plan (the “2022 ESPP”), the Rigetti & Co, Inc. 2013 Equity Incentive Plan, as amended (the "2013 Plan"), and the QxBranch, Inc. 2018 Equity Compensation Plan (the “QxBranch Plan” and, collectively with the 2022 Plan, 2022 ESPP and 2013 Plan, the “Equity Plans”) will be proportionately adjusted for the Reverse Stock Split ratio; and

●	the number of stockholders owning “odd lots” of less than 100 shares of our Common Stock may potentially increase; odd lot shares may be more difficult to sell and brokerage commissions and other costs of transactions in odd lots generally are proportionately higher than the costs of transactions in “round lots” of even multiples of 100 shares.

However, we believe that any potential negative effects are outweighed by the benefits of the Reverse Stock Split.

Effect on Shares of Common Stock

For the purposes of providing an example of the effect of the Reverse Stock Split on our Common Stock, the following table contains approximate information (without accounting for the settlement of fractional shares), based on share information as of April 22, 2024, of the effect of a Reverse Stock Split at a ratio of 1-for-10 on the number of shares of our Common Stock authorized, outstanding, reserved for future issuance and not outstanding or reserved:

Number of
			Number of	Shares of
		Number of	Shares of	Common Stock
	Number of	Shares of	Common Stock	Authorized but
	Shares of	Common Stock	Reserved for	not
	Common Stock	Issued and	Future	Outstanding
Status	Authorized	Outstanding	Issuance	or Reserved
Pre-Reverse Stock Split	1,000,000,000
Post-Reverse Stock Split 1:10	1,000,000,000

After the Effective Time of the Reverse Stock Split, our securities, including our Common Stock, would have new CUSIP numbers.

Effect on our Authorized Preferred Stock

The Reverse Stock Split, if implemented, would not affect the total authorized number of shares of our preferred stock or the par value of shares of our preferred stock, none of which are currently outstanding or reserved for issuance.

Effect on Outstanding Equity Awards, Warrants, and Equity Plans

If the Reverse Stock Split is approved by our stockholders and our Board of Directors decides to implement the Reverse Stock Split, as of the Effective Time, proportionate adjustments will be made to all then-outstanding equity awards and Common Stock warrants with respect to the number of shares of Common Stock subject to such award or warrant and the exercise price thereof. In addition, the number of shares of Common Stock available for issuance under the Equity Plans will be proportionately adjusted for the Reverse Stock Split ratio, such that fewer shares will be subject to such plans.

Effect on our Stated Capital

The Reverse Stock Split will not affect the par value of our Common Stock. As a result of the Reverse Stock Split, at the Effective Time, the stated capital on our balance sheet attributable to the Common Stock would be reduced to one-tenth of its present amount, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, would remain unchanged. The per share net income or loss and net book value of our Common Stock would be retroactively increased for each period because there would be fewer shares of our Common Stock outstanding.

The amendment to our Certificate of Incorporation would not change the terms of our Common Stock. The shares of Common Stock after the Effective Time of the Reverse Stock Split would have the same voting rights and rights to dividends and distributions and would be identical in all other respects to the Common Stock now authorized. The Common Stock issued pursuant to the Reverse Stock Split would remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. The implementation of the Reverse Stock Split would not affect our periodic reporting obligations under the Exchange Act.

Because the number of shares of our authorized Common Stock would not be reduced by the Reverse Stock Split, the overall effect would be a relative increase in the number of authorized but unissued shares of Common Stock following the Reverse Stock Split. These shares may be issued by our Board of Directors in its discretion. As previously disclosed, we expect that we will need to obtain additional capital in order to continue our research and development efforts and achieve our business objectives. If the Reverse Stock Split is implemented, the resulting increase in the authorized but unissued shares of our Common Stock may be used for various purposes without further stockholder approval. These purposes may include raising capital; providing equity incentives to employees, officers, directors or other service providers; in connection with strategic relationships with other companies; expanding the Company’s business or product lines through the acquisition of other businesses or products; and other purposes. Any future issuances would have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Common Stock.

While our Board of Directors believes it advisable to authorize and approve the Reverse Stock Split for the reasons set forth above, our Board of Directors is aware that the relative increase in the number of authorized but unissued shares of Common Stock may have a potential anti-takeover effect. Our ability to issue additional shares of our Common Stock could be used to thwart persons, or otherwise dilute the stock ownership of stockholders, seeking to control the Company. The Reverse Stock Split is not being recommended by our Board of Directors as part of an anti-takeover strategy.

Cash Payment In Lieu of Fractional Shares

No fractional shares of Common Stock would be issued as a result of the Reverse Stock Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Stock Split (after aggregating all shares held by such holder), we would pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the Common Stock on The Nasdaq Capital Market during regular trading hours for the 5 consecutive trading days immediately preceding the date on which the effective time of the amendment to our Certificate of Incorporation occurs (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest would not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

As of April 22, 2024, there were     stockholders of record of our Common Stock. In the event of stockholder approval of this Proposal 2, if our Board of Directors elects to implement the proposed Reverse Stock Split, stockholders owning, prior to the Reverse Stock Split, less than the number of whole shares of Common Stock that would be combined into one share of Common Stock in the Reverse Stock Split would no longer be stockholders.

For example, if a stockholder held five shares of Common Stock immediately prior to the Reverse Stock Split, then such stockholder would cease to be a stockholder of the Company following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above. Based on our stockholders of record as of April 22, 2024, we expect that cashing out fractional stockholders would reduce the number of stockholders of record by     holders.

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record

The combination of, and reduction in, the number of our outstanding shares of Common Stock as a result of the Reverse Stock Split would occur automatically at the Effective Time without any additional action on the part of our stockholders.

Upon the Reverse Stock Split, if implemented, we intend to treat stockholders holding shares of our Common Stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our Common Stock are registered in their names. Brokers, banks or other holders of record would be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our Common Stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your broker, bank or other holder of record.

If the Reverse Stock Split is implemented and you hold registered shares of our Common Stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our Common Stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our Common Stock, a transaction statement would automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our Common Stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check would be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of our Common Stock for which you received a cash payment (see the section titled “Cash Payment In Lieu of Fractional Shares”).

If you hold any of your shares of our Common Stock in certificate form, you would receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-split shares of our Common Stock for a statement of holding. Stockholders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for post-split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. No new post-split share certificates will be issued to you until you have surrendered your outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Beginning at the Effective Time of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares of our Common Stock would be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares. If you are entitled to a payment of cash in lieu of fractional shares, payment would be made as described under the section titled “Cash Payment In Lieu of Fractional Shares.”

Stockholders should not destroy any share certificate(s) and should not submit any share certificate(s) unless and until requested to do so.

Interests of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.

Reservation of Right to Delay the Filing of the Amendment, or Abandon the Reverse Stock Split

The Board of Directors reserves the right, notwithstanding stockholder approval of this Proposal 2 and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if the Board of Directors, in its sole discretion, determines that it is not in the Company’s best interests and the best interests of our stockholders to proceed with the Reverse Stock Split. Such determination will be based upon factors the Board of Directors deems appropriate, including but not limited to the Company’s then current stock price, the existing and expected marketability and liquidity of our Common Stock, prevailing market conditions, requirements and/or guidance of Nasdaq, and the likely effect on the market price of our Common Stock. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware on or before the Company’s 2025 Annual Meeting of Stockholders, the Board of Directors will be deemed to have abandoned the Reverse Stock Split.

No Dissenters’ Rights

Under Delaware law, stockholders have no rights to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders (as defined below). This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), and judicial decisions in each case in existence on the date hereof, all of which are subject to change. Any such change could apply retroactively and could alter the tax consequences described below. No assurance can be given that the IRS will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been or will be sought or obtained from the IRS regarding the tax consequences of the transactions described herein.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of shares of our Common Stock that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances or that may be relevant to U.S. Holders that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, S corporations, partnership and other pass through entities (and investors therein)), mutual funds, insurance companies, banks and other financial institutions, dealers in securities, brokers or traders in securities, commodities or currencies, U.S. holders that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, U.S. Holders who hold shares of our Common Stock as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, U.S. Holders that have a functional currency other than the U.S. dollar, and U.S. Holders who acquired shares of our Common Stock as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan. Furthermore, this summary does not discuss any alternative minimum tax consequences, the special accounting rules under Section 451(b) of the Code or the Medicare contribution tax on net investment income and does not address any aspects of U.S. state or local or non-U.S. taxation or U.S. federal non-income taxation (such as estate and gift taxation). This summary only applies to U.S. Holders that hold shares of our Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). The following summary also does not address the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Reverse Stock Split (whether or not any such transactions are consummated in connection with the Reverse Stock Split) or the tax consequences to holders of options, warrants or similar rights to acquire our Common Stock.

If an entity classified for U.S. federal income tax purposes as a partnership owns shares of our Common Stock, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity and such member. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership and that owns shares of our Common Stock, and any members of such an entity, are encouraged to consult their tax advisors.

OWNERS OF SHARES OF OUR COMMON STOCK ARE ENCOURAGED TO SEEK ADVICE FROM THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TAKING INTO ACCOUNT THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER U.S. FEDERAL TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences of the Reverse Stock Split

We intend to treat the Reverse Stock Split as a recapitalization for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. Assuming the Reverse Stock Split so qualifies:

●	a U.S. Holder will not recognize gain or loss on the Reverse Stock Split, except with respect to any cash received in lieu of a fractional share of our Common Stock (as described below);
●	the aggregate tax basis of the shares of our Common Stock received by a U.S. Holder in the Reverse Stock Split will be equal to the aggregate tax basis of the shares exchanged therefor (excluding any portion of such basis allocable to a fractional share);
●	the holding period of the shares of our Common Stock received by a U.S. Holder in the Reverse Stock Split will include the holding period of the shares exchanged therefor;
●	a U.S. Holder that receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split will be treated as having received the fractional share pursuant to the Reverse Stock Split and then as having exchanged the fractional shares for cash in a redemption by the Company and accordingly should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of such U.S. Holder’s aggregate adjusted tax basis in the shares of Common Stock surrendered that is allocated to such fractional share; and
●	such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock surrendered in the Reverse Stock Split exceeds one year at the time of the Reverse Stock Split. Long-term capital gains of non-corporate U.S. Holders are generally subject to preferential tax rates. There are limitations on the deductibility of capital losses under the Code.

U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period among the shares of our Common Stock surrendered to the shares of our Common Stock received pursuant to the Reverse Stock Split. U.S. Holders that acquired shares of our Common Stock on different dates or at different prices should consult their tax advisors regarding the allocation of tax basis and holding period among Common Stock received pursuant to the Reverse Stock Split.

Information Reporting and Backup Withholding

Payments of cash made in lieu of a fractional share of our Common Stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each holder of our Common Stock that does not otherwise establish an exemption should furnish on applicable IRS forms its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely and properly furnished to the IRS. Holders of our Common Stock should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Our Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

APPROVAL OF AN AMENDMENT TO OUR

CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

(PROPOSAL 2 ON YOUR NOTICE OF INTERNET AVAILABILITY)

PROPOSAL 3

RATIFICATION OF BDO USA, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024

The Audit Committee of our Board of Directors has appointed BDO USA, P.C. (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further recommended that our Board of Directors direct management to submit the appointment of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting and recommend that stockholders vote for such ratification. BDO USA, P.C. has audited our financial statements since 2021. Representatives of BDO are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholders’ ratification of the appointment of BDO as our independent registered public accounting firm. However, the Board of Directors is submitting the appointment of BDO to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of our Board of Directors will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee of our Board of Directors in its discretion may appoint different independent auditors at any time during the year if they determine that such a change would be in the best interests of Rigetti and our stockholders.

Changes in Registrant’s Certifying Accountant.

As previously disclosed, on March 2, 2022, following the Business Combination, the Company’s Board of Directors approved the termination of the engagement of Marcum LLP (“Marcum”), which served as the independent registered public accounting firm for Supernova prior to the Business Combination,  and the appointment of BDO, which served as the independent registered public accounting firm of Legacy Rigetti prior to the Business Combination, as its independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2022. Accordingly, BDO issued the report of the independent registered public accounting firm on the Company’s financial statements for each of the Company’s last two fiscal years. Such reports did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the period from January 1, 2022 through March 2, 2022, (i) there were no disagreements described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act with Marcum and (ii) the Company did not consult BDO with respect to any of the matters described in Item 304(a)(2) of Regulation S-K under the Exchange Act. For the years ended December 31, 2023 and 2022, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has furnished the foregoing disclosure to Marcum and BDO.

Principal Accountant Fees and Services

The following tables present the aggregate fees billed by BDO (including Legacy Rigetti) for the fiscal years ended December 31, 2023 and 2022.

	Fiscal Year
	2023	2022
Audit fees(1)	$887,360	$1,031,580
Audit-related fees	—	—
Total fees	$887,360	$1,031,580

(1)

Audit fees in 2023 consisted of fees billed for professional services rendered for the audit of Rigetti’s 2023 consolidated financial statements, reviews of the 2023 interim condensed consolidated financial statements, and audit services provided in connection with other regulatory filings and offerings, and related financings. Audit fees in 2022 consisted of fees billed for professional services rendered for the audit of Rigetti’s 2022 consolidated financial statements, the reviews of 2022 interim condensed consolidated financial statements, audit services in connection with the accounting for the Business Combination, and audit services provided in connection with other regulatory filings and offerings, including the regulatory filings associated with the Business Combination and related financings.

All fees were pre-approved by our audit committee.

Pre-Approval Policies and Procedures

We have adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm. Our audit committee pre-approves all audit and non-audit services provided by BDO before it is engaged by us to render services to ensure that the provision of these services does not impair the auditor’s independence. These non-audit services may include audit-related services, tax services, and other non-audit services.

The pre-approval requirement set forth above does not apply with respect to non-audit services if:

●	all such services do not, in the aggregate, amount to more than 5% of the total fees paid by us to BDO during the fiscal year in which the services are provided;
●	such services were not recognized as non-audit services at the time of the relevant engagement; and
●	such services are promptly brought to the attention of and approved by the audit committee (or its delegate) prior to the completion of the annual audit.

The audit committee elected to delegate pre-approval authority to the chair of the audit committee to approve any one or more individual permitted non-audit services, with any pre-approval granted by the chair of the audit committee to be reported at the next meeting of the audit committee.

Our Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE RATIFICATION OF BDO USA, P.C.

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING

DECEMBER 31, 2024.

(PROPOSAL 3 ON YOUR NOTICE OF INTERNET AVAILABILITY)

PROPOSAL 4

ADJOURNMENT OF THE ANNUAL MEETING

We are asking our stockholders to approve a proposal to approve one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 2 at the time of the Annual Meeting (the “Adjournment Proposal”). If our stockholders approve this Adjournment Proposal, we could adjourn the Annual Meeting and any reconvened session of the Annual Meeting to a later date or dates and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against approval of any of the proposals. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against Proposal 2 such that the proposal would be defeated, we could adjourn the Annual Meeting without a vote on the approval of Proposal 2 and seek to convince the holders of those shares to change their votes to votes in favor of Proposal 2.

The Board of Directors believes that it is in the best interests of our Company and our stockholders to be able to adjourn the Annual Meeting to a later date or dates if necessary or appropriate for the purpose of soliciting additional proxies with respect to the approval of Proposal 2 if there are insufficient votes to approve such proposal at the time of the Annual Meeting.

Our Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE ADJOURNMENT PROPOSAL.

(PROPOSAL 4 ON YOUR NOTICE OF INTERNET AVAILABILITY)

EXECUTIVE OFFICERS

The following table sets forth, for our executive officers, their ages and position held with us as of the date of this proxy statement :

Name	Age	Principal Position
Subodh Kulkarni	59	President, Chief Executive Officer and Director
Jeffery Bertelsen	61	Chief Financial Officer
Rick Danis	54	General Counsel and Corporate Secretary
David Rivas	63	Chief Technology Officer

Subodh Kulkarni. Dr. Subodh Kulkarni has served as President, Chief Executive Officer and director of Rigetti since December 2022. Dr. Kulkarni previously served as president, chief executive officer, and member of the Board of Directors of CyberOptics Corporation (“CyberOptics”), a developer and manufacturer of high precision sensors and inspection systems for the semiconductor and electronics industry. He held these roles from 2014 until CyberOptics was acquired by Nordson Corporation in November 2022. Prior to CyberOptics, Dr. Kulkarni was chief executive officer of Prism Computational Sciences, a developer of software tools for scientific and commercial applications in the semiconductor industry. Earlier in his career, he held additional leadership positions, including chief technology officer and senior vice president of OEM/Emerging business, global commercial business, R&D and manufacturing at Imation, a global scalable storage and data security company. Dr. Kulkarni began his career in research and management positions with 3M Corporation and IBM. He received his B.S. in chemical engineering from the Indian Institute of Technology, Mumbai, and later obtained a M.S. and Ph.D. in chemical engineering from MIT. Dr. Kulkarni currently serves on the Board of Directors of KeyTronic Corporation, a publicly traded electronics manufacturing services company, as well as chairman of the Board of Directors of Prism Computational Sciences. The Nominating and Corporate Governance Committee of our Board of Directors and our Board of Directors believe Dr. Kulkarni is well qualified to serve on our Board of Directors because of his prior leadership and officer positions at technology and software companies.

Jeffery Bertelsen. Jeff Bertelsen has served as our Chief Financial Officer since February 2023. Mr. Bertelsen was most recently Chief Financial Officer and Chief Operating Officer of CyberOptics Corporation, a developer and manufacturer of high precision sensors and inspection systems for the semiconductor and electronics industry, until November 2022. Mr. Bertelsen joined CyberOptics as Vice President—Finance and Chief Financial Officer in 2005. In February 2014, Mr. Bertelsen was appointed Chief Operating Officer of CyberOptics, and also retained his positions as Vice President—Finance and Chief Financial Officer. Mr. Bertelsen was also appointed Secretary of CyberOptics in February 2016. Before joining CyberOptics, Mr. Bertelsen held various positions with Computer Network Technology Corporation, a provider of storage networking equipment and solutions (“CNT”), as Vice President, Finance, Corporate Controller and Treasurer and Assistant Secretary. Prior to joining CNT, Mr. Bertelsen was a Certified Public Accountant with KPMG LLP.

Rick Danis. Mr. Danis has served as General Counsel and Corporate Secretary of Rigetti since immediately following the consummation of the Business Combination and served as Legacy Rigetti’s General Counsel and Corporate Secretary from July 2019 until the consummation of the Business Combination. Mr. Danis served as our Interim President and Chief Executive Officer from November 12, 2022 to December 12, 2022. Prior to joining Legacy Rigetti, Mr. Danis served as Chief Legal Officer and corporate secretary at Kymeta Corporation from May 2018 to July 2019. Mr. Danis also served as Senior Vice President and Assistant General Counsel at Funko from December 2017 to May 2018 and as General Counsel and Corporate Secretary at publicly traded Rightside Group, Ltd. from August 2014 until August 2017. In addition, Mr. Danis has served as a director on the Board of Directors of F3 Nation, Inc. from January 2020 to January 2022. In all, Mr. Danis has decades of experience practicing law, almost exclusively in-house at technology companies. Mr. Danis received a B.B.A. in accounting from Ohio University and a J.D. from DePaul University College of Law.

David Rivas. Mr. Rivas has served as our Chief Technology Officer since February 2023 and previously was Senior Vice President, Systems and Services at Rigetti since March 2019, where he oversaw the engineering and operations of Rigetti’s Quantum Cloud Services platform. Mr. Rivas served as Vice President Engineering at Bolt Threads from March 2017- February 2018. He served as President and COO and later as CEO of Stage 3 Systems from 2013-2015. He held several roles at Nokia from 2007-2012 including Vice President, Emerging Products and Vice President, Product & Technology Management. From October 2003- February 2006 he served as Chief Technology Officer - Client Systems Group at Sun Microsystems. He holds a B.S. and M.S. in electrical and computer engineering, both from the University of California, San Diego.

EXECUTIVE AND DIRECTOR COMPENSATION

Emerging Growth Company Status

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012. As a result, we are permitted to and rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included compensation information for only our principal executive officer and our two next most highly compensated executive officers serving at fiscal year-end and have not included a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the Summary Compensation Table and the Outstanding Equity Awards table. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” of say-on-pay votes.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2026 (the last day of the fiscal year following the fifth anniversary of the consummation of the IPO), (b) the last date of our fiscal year in which we have a total annual gross revenue of at least $1.235 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Executive Compensation

For the fiscal year ended December 31, 2023 (“fiscal year 2023”), our named executive officers were:

●	Dr. Subodh Kulkarni, President and Chief Executive Officer;
●	Rick Danis, General Counsel and Corporate Secretary; and
●	David Rivas, Chief Technology officer

Summary Compensation Table

The following table sets forth information concerning the compensation awarded to, paid to or earned by our named executive officers for the fiscal years ended December 31, 2023 and December 31, 2022:

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary(1)	Bonus	Awards (2)	Awards(3)	Compensation(4)	Compensation(5)	Total
Name, Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
Dr. Subodh Kulkarni(6)	2023	578,906	—	—	1,050,000	307,400	130,384	2,066,690
President and Chief Executive Officer	2022	16,619	—	—	1,527,975	—	—	1,544,594
Rick Danis	2023	387,522	—	272,727	698,269	81,885	1,978	1,442,381
General Counsel and Corporate Secretary	2022	393,962	460,309	2,220,086	—	—	2,352	3,076,709
David Rivas(7)	2023	338,318	—	360,000	—	90,034	384	788,736
Chief Technology Officer	2022	275,693	69,200	1,509,781	—	—	384	1,855,058

(1)

Salary amounts represent actual amounts earned during the applicable fiscal year. See “Narrative Disclosure to Summary Compensation Table—Base Salaries” below. For Mr. Danis, includes increased base salary pursuant to the Interim CEO Letter (as defined below) from November 12, 2022 through February 12, 2023.

(2)

Amounts in this column for 2023 reflect the aggregate grant date fair value of the time-vesting restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) granted to the named executive officer during fiscal year 2023 under the 2022 Plan. The aggregate grant date fair value is computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) for stock-based compensation transactions. As the PSUs are only subject to market conditions and a service period requirement as defined under ASC Topic 718, they have no maximum grant date fair values that differ from the fair values presented in the table. Terms of the fiscal 2023 stock awards are summarized in the “Narrative to Summary Compensation Table” below. Assumptions used in the calculation of these amounts are included in the notes to our financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2023. This amount does not reflect the actual economic value that may be realized by the named executive officer.

(3)

Amounts in this column for 2023 reflect the aggregate grant date fair value of the option awards granted during fiscal year 2023 and 2022 computed in accordance with ASC Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 15 to our audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2023. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the Common Stock underlying such stock options.

(4)

See “—Narrative to Summary Compensation Table—Non-Equity Incentive Plan Compensation” below for a description of the material terms of the program for fiscal year 2023 pursuant to which this compensation was awarded. The amounts shown for 2023 for non-equity incentive plan compensation represent amounts earned for the fiscal year 2023 presented, whether or not actually paid during such year.

(5)

Payments to our named executive officers included in this column for 2023 include the following: (i) for Dr. Kulkarni, a one-time $130,000 payment for relocating to Berkeley, California in connection with his appointment as Chief Executive Officer in December 2022 and $384 for life insurance premiums; (ii) for Mr. Danis, $384 for life insurance premiums and $1,594 for professional membership fees; and (iii) Mr. Rivas, $384 for life insurance premiums.

(6)	Dr. Kulkarni joined Rigetti as Chief Executive Officer in December 2022.
(7)	Mr. Rivas was promoted to Chief Technology Officer in February 2023.

Narrative Disclosure to Summary Compensation Table

Employment Arrangements with Executive Officers

Each of Dr. Kulkarni, Mr. Danis and Mr. Rivas are at-will employees. Except as set forth below, as of the date of this proxy statement, we have not entered into any employment agreements or offer letters with our named executive officers.

Dr. Subodh Kulkarni

In December 2022, we entered into an executive employment agreement with Dr. Kulkarni. Pursuant to the executive employment agreement, Dr. Kulkarni will perform the Chief Executive Officer’s duties; provided that, for the initial period beginning on the December 12, 2022 and continuing through January 8, 2023, Dr. Kulkarni performed the Chief Executive Officer’s duties within a time commitment averaging approximately fifty percent (50%) of that of a full-time professional while Dr. Kulkarni provided transition consulting services to CyberOptics. Pursuant to the executive employment agreement, Dr. Kulkarni receives an annual base salary of $585,000 (prorated for the period described in the foregoing sentence) and is or was eligible: (i) to participate in the Company’s benefit plans; (ii) to receive awards of stock options, restricted stock, restricted stock units or other equity awards pursuant to any plans or arrangements which the Company may have in effect from time to time; (iv) to receive a one-time relocation benefit in the gross amount of $130,000 if Dr. Kulkarni relocated to the Bay Area, California by no later than 120 days following December 12, 2022; and (iii) starting with calendar year 2023, a discretionary annual cash bonus of a target amount equal to $290,000, subject to review and adjustment by the Company and dependent on his continuous performance of services to the Company through the last date of the applicable performance period and the actual achievement by him and the Company of applicable performance targets and goals set by the Board of Directors or the compensation committee. Dr. Kulkarni is entitled to certain severance benefits as described below in “—Potential Payments Upon Termination or Change in Control.”

The executive employment agreement also provides for the grant of an option to purchase up to 1,250,000 shares of Common Stock (the “Dr. Kulkarni Initial Option”), which award was granted on December 12, 2022 pursuant to the form of option award agreement previously adopted and disclosed by the Company. The Dr. Kulkarni Initial Option has an exercise price equal to the closing price per share of our Common Stock on the grant date, and will vest in accordance with the following schedule: 12/36ths of the total shares subject to the Dr. Kulkarni Initial Option will vest on the one year anniversary of the vesting commencement date, and 1/36th of the total shares subject to the Dr. Kulkarni Initial Option will vest each month thereafter on the same day of the month as the vesting commencement date (or if there is no corresponding day, on the last day of the month), in each case, subject to Dr. Kulkarni’s continuous service through each such date.

Additionally, the executive employment agreement provides for the grant of an option to purchase up to 500,000 shares of Common Stock (the “Dr. Kulkarni Performance Options”), which award was granted on December 12, 2022 pursuant to the form of option award agreement previously adopted and disclosed by the Company. The Dr. Kulkarni Performance Option has an exercise price equal to the closing price per share of our Common Stock on the grant date and is subject to a time-based vesting requirement (the “Dr. Kulkarni Time-Based Vesting Requirement”) and a performance-based vesting requirement (the “Dr. Kulkarni Performance-Based Vesting Requirement”). To the extent that the Dr. Kulkarni Performance-Based Vesting Requirement is satisfied prior to the termination of Dr. Kulkarni’s continuous service, the Dr. Kulkarni Performance Option will vest and become exercisable without regard to the Dr. Kulkarni Time-Based Vesting Requirement. However, the Dr. Kulkarni Performance Option will not vest and become exercisable unless and until the Dr. Kulkarni Performance-Based Vesting Requirement has been satisfied, even if the Dr. Kulkarni Time-Based Vesting Requirement has been satisfied. The Dr. Kulkarni Time-Based Vesting Requirement will be satisfied as follows: 12/36ths of the total shares subject to the Dr. Kulkarni Performance Option will satisfy the Dr. Kulkarni Time-Based Vesting Requirement on the one year anniversary of the vesting commencement date, and 1/36th of the total shares subject to the Dr. Kulkarni Performance Option will satisfy the Dr. Kulkarni Time-Based Vesting Requirement each month thereafter on the same day of the month as the vesting commencement date (or if there is no corresponding day, on the last day of the month), in each case, subject to Dr. Kulkarni’s continuous service through each such date. The Dr. Kulkarni Performance-Based Vesting Requirement will be satisfied with respect to 250,000 shares to the extent that the closing price per share of our Common Stock is $5.00 or higher and, with respect to the other 250,000 shares, the closing price per share of our Common Stock is $10.00 or higher, for any 20 trading days during any consecutive thirty trading day period during the five-year period beginning on December 12, 2022 and ending on the fifth anniversary thereof. Any portion of the Dr. Kulkarni Performance Option that has not satisfied the Dr. Kulkarni Performance-Based Vesting Requirement on or prior to the fifth anniversary of December 12, 2022 will be forfeited.

Rick Danis

Executive Employment Agreement

In January 2022, we entered into an executive employment agreement with Mr. Danis, which was amended and restated on February 2, 2022 and became effective upon and concurrent with the Closing of the Business Combination. Pursuant to the executive employment agreement, Mr. Danis receives an annual base salary of $309,000 and is eligible: (i) to participate in Rigetti’s benefit plans; (ii) to receive awards of PSUs (the “PSU Awards”), if certain performance-based milestones established by Rigetti are satisfied in the future and provided that Mr. Danis remains continuously employed by Rigetti through the date that the Board of Directors or the compensation committee grants such PSU Awards (subject to continued employment for a three-year period); (iii) to receive awards of stock options, restricted stock, restricted stock units or other equity awards pursuant to any plans or arrangements which Rigetti may have in effect from time to time; and (iv) to receive a discretionary annual cash bonus of a target amount equal to 25% of the base salary, subject to review and adjustment by the Board of Directors. Mr. Danis is entitled to certain severance benefits as described below in “—Potential Payments Upon Termination or Change in Control.”

The executive employment agreement also provided for an initial grant of 164,685 RSUs (the “Mr. Danis Initial RSU Award”), which was granted on June 10, 2022. This award vests in accordance with the following schedule: (i) 50% of the total number of RSUs subject to the Mr. Danis Initial RSU Award will vest in substantially equal installments (rounded down, except for the final scheduled vesting installment) at the end of each month following the vesting commencement date over a period of 12 months and (ii) the remaining 50% of the total number of Mr. Danis Initial RSU Award will vest in in substantially equal installments (rounded down, except for the final scheduled vesting installment) at the end of each month following the vesting commencement date over a period of four years, with prongs (i) and (ii) occurring concurrently, such that, at the end of the 12-month period immediately following the vesting commencement date, 62.5% of the total number of RSUs subject to the Mr. Danis Initial RSU Award will have vested (subject to Mr. Danis’s Continuous Service (as defined in the 2022 Plan) on such vesting date).

The executive employment agreement also provided that, contingent upon the occurrence of the Closing and Mr. Danis’ continued employment with Rigetti through such date, Mr. Danis would receive a cash bonus between $50,000 and $500,000, determined by the Board of Directors based on the gross proceeds of the transactions contemplated by the Merger Agreement, in recognition of his contributions to Rigetti and 25,000 shares of Common Stock subject to the approval of the Board of Directors or the compensation committee and Mr. Danis’ continued employment with Rigetti through such date. In addition, the executive employment agreement provides that Mr. Danis will receive a grant of 334,700 RSUs, which will vest monthly over four years, provided that Mr. Danis is continuously employed for such period, or vesting 100% upon a Change in Control (as defined in the 2022 Plan), which award was granted on June 10, 2022.

The executive employment agreement further provides that Rigetti will reimburse Mr. Danis for reasonable business expenses in accordance with the Company’s standard expense reimbursement policy, as the same may be modified from time to time.

Interim CEO Letter Agreement

In addition, on December 9, 2022, the Company entered into a letter agreement (the “Interim CEO Letter”) with Mr. Danis, governing the terms of his service as the Company’s Interim President and Chief Executive Officer from November 12, 2022 to December 12, 2022 (the “Interim CEO Period”). During the Interim CEO Period, Mr. Danis’ base salary increased to $83,333 per month. Mr. Danis was also eligible to receive a one-time bonus in the amount of $67,109.47, provided that, all of the stock options held by Mr. Danis as of the date of the Interim CEO Letter were exercised prior to the three-month anniversary of the date of the Interim CEO Letter. In addition, pursuant to the Interim CEO Letter, on December 9, 2022, Mr. Danis was awarded an initial grant of 147,058 RSUs in connection with his service as Interim CEO (the “First Interim CEO RSU Award”) and on March 30, 2023, the Company granted Mr. Danis an additional RSU award of 454,545 RSUs (the “Second Interim CEO RSU Award”), in each case pursuant to the 2022 Plan. The Initial RSU Award vested in three equal monthly installments on December 31, 2022, January 31, 2023 and February 28, 2023. The vesting terms of the Second Interim CEO RSU Award are described below under “—Equity-Based Incentive Awards.” In the event of a change in control of the Company, the vesting of the Second Interim CEO RSU Award will be accelerated in full immediately prior to the consummation of such change in control, subject to Mr. Danis’ continued service with the Company through such date.

David Rivas

In March 2023, we entered into an amended and restated executive employment agreement with Mr. Rivas in connection with his promotion to Chief Technology Officer of the Company (from Senior Vice President, Systems and Services) on February 9, 2023. Pursuant to the amended and restated executive employment agreement, Mr. Rivas receives an annual base salary of $345,000 (increased from $282,000 under his employment agreement prior to the amendment and restatement) and is eligible: (i) to participate in Rigetti’s benefit plans; (ii) to receive awards of stock options, restricted stock, restricted stock units or other equity awards pursuant to any plans or arrangements which Rigetti may have in effect from time to time; and (iii) to receive a discretionary annual cash bonus of a target amount equal to 25% of the base salary (increased from 20% under his employment agreement prior to the amendment and restatement), subject to review and adjustment by the Board of Directors. Mr. Rivas is entitled to certain severance benefits as described below in “—Potential Payments Upon Termination or Change in Control.”

The amended and restated executive employment agreement also provided for the grant of an initial award of 600,000 PSUs (the “Mr. Rivas PSU Award”), which was granted on March 31, 2023 and is described below under “Equity-Based Incentive Awards.”

The amended and restated executive employment agreement further provides that Rigetti will reimburse Mr. Rivas for reasonable business expenses in accordance with the company’s standard expense reimbursement policy, as the same may be modified from time to time.

2023 Non-Equity Incentive Plan Compensation

In 2023, we established an annual performance-based cash bonus program for our executive officers, including our named executive officers, and certain other key employees (the “Executive Bonus Plan”). The Executive Bonus Plan is funded based on the satisfaction of corporate performance objectives established by the compensation committee and the Board of Directors at the beginning of the year. Following the end of the year, the compensation committee in its discretion determines and certifies the Company’s performance against these goals and the resulting funding level of the Executive Bonus Plan pool. Each named executive officer and other key management employees has a target annual incentive opportunity, calculated as a percentage of annual base salary (other than in the case of Dr. Kulkarni), and may earn more or less than the target amount based on our Company’s performance. In the case of Dr. Kulkarni, his bonus target is set at $290,000 under the terms of his employment agreement, which is slightly less than 50% of his annual base salary for fiscal year 2023, rather than an amount calculated as a set percentage of his annual base salary. In determining the actual individual Executive Bonus Plan payouts, the compensation committee may also exercise its discretion to increase or reduce the bonuses actually paid under the Executive Bonus Plan above or below the level of attainment of our corporate performance objectives used to determine the funding of the Executive Bonus Plan. However, in no event can aggregate payments under the Executive Bonus Plan exceed the amount by which the Executive Bonus Plan pool is funded. Per the Executive Bonus Plan, the bonus pool is funded based upon the product of (a) the participants’ bonus target percentage multiplied by their bonus year base pay and (b) the final payout rate calculated based upon achievement of the pre-specified goals.

For fiscal year 2023, the Executive Bonus Plan provided that, if the Company had cash, cash equivalents and available-for-sale securities of at least $70 million at the end of fiscal year 2023, the Executive Bonus Plan pool would be funded based on the Company’s achievement level of the following milestones with respect to Ankaa chip fidelity improvements measured by median 2-qubit fidelity using industry standard measurement methods (with linear extrapolation for intermediate numbers):

●	Below 97.5% median 2-qubit fidelity: no bonus amount is due;
●	At least 97.5% median 2-qubit fidelity: 50% of target bonus is due;
●	At least 98% median 2-qubit fidelity: 100% of target bonus is due;
●	98.5% and above median 2-qubit fidelity: 150% of target bonus is due (maximum);

As of the end of fiscal year 2023, the Company achieved a median 2-qubit fidelity of slightly more than 98% and the balance of cash, cash equivalents and available for sale securities in excess of $70 million. The Executive Bonus Plan pool was therefore funded at 106% of target.

The compensation committee determined to pay cash bonuses pursuant to the Executive Bonus Plan for 2023 to each of our named executive officers at the level of attainment of our corporate performance objectives used to determine the funding of the Executive Bonus Plan. Based on the compensation committee’s decisions, as described above, each of the named executive officers was paid an annual bonus for 2023 under the Executive Bonus Plan as follows:

		Target Bonus as a		Total Payout as a
		Percentage of Base		Percentage of
Name	Base Salary	Salary	Target Bonus Potential	Target	Total Payout
Subodh Kulkarni	$585,000	N/A	$290,000	106%	$307,400
Richard Danis	$309,000	25%	$77,250	106%	$81,885
David Rivas (1)	$339,750	25%	$84,938	106%	$90,034

(1)	In February 2023, in connection with his promotion to Chief Technology Officer, Mr. Rivas’ base salary and bonus opportunity were both increased. Mr. Rivas’ bonus payout under the Executive Bonus Plan for 2023 was prorated based on his time at each salary level.

Equity-Based Incentive Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executive officers with a strong link to long-term performance, create an ownership culture and help to align the interests of Rigetti’s executive officers and stockholders. To date, we have historically granted stock options, both incentive stock options and non-statutory stock options, RSUs and stock awards to our executive officers. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees. We grant equity awards broadly to our employees, including to our non-executive employees. The Board of Directors is responsible for approving equity grants.

Prior to the closing of the Business Combination on March 2, 2022, all of the equity incentive awards that we granted to executive officers were made pursuant to the 2013 Plan. Upon the closing of the Business Combination, outstanding Legacy Rigetti options and Legacy Rigetti restricted stock unit awards under the 2013 Plan were assumed by us and converted into options to purchase Common Stock and RSUs for Common Stock.

Following the closing of the Business Combination, all of the equity incentive awards have been and will continue to be granted under the terms of the 2022 Plan. The material terms of the equity awards granted to our named executive officers prior to January 1, 2023 are set forth in the section titled “Outstanding Equity Awards as of December 31, 2023.” All options are granted with an exercise price per share that is no less than the fair market value of our Common Stock on the date of grant of such award.

Equity-Based Incentive Awards Granted in 2023

On November 22, 2023, Dr. Kulkarni was granted an option to purchase up to 1,000,000 shares of common stock, with 1/36th of these stock options vesting and becoming exercisable on the 22nd day of each calendar month commencing on December 22, 2023, subject to Dr. Kulkarni’s continuous service through each vesting date.

On March 30, 2023, pursuant to the Interim CEO Letter, Mr. Danis was granted the Second Interim CEO RSU Award, covering 454,545 shares of Common Stock, with 1/12th of the total number of RSUs vesting on the 20th day of each month commencing on February 20, 2023, subject to Mr. Danis’ continuous service through each vesting date. In addition, on August 15, 2023, Mr. Danis was granted an option to purchase up to 334,100 shares of our Common Stock, with 1/48th of these stock options vesting and becoming exercisable on the 20th day of each calendar month commencing on June 30, 2023, subject to Mr. Danis’ continuous service through each such vesting date.

On March 30, 2023, Mr. Rivas was granted 600,000 PSUs. The PSUs vest in 48 equal monthly installments commencing on February 20, 2023, subject to Mr. Rivas’ continuous service through each such vesting date (the “time-based vesting requirement”). In addition, the PSUs are subject to a performance-based vesting requirement (the “performance-based vesting requirement”) that uses our stock price as vesting hurdles over a five-year period. There are two vesting hurdles at $2 and $4 per share, with each hurdle price applying to 50% of the PSUs granted. A hurdle is met when the closing price of our Common Stock equals or exceeds the hurdle amount for any twenty (20) trading days during any consecutive thirty (30) trading day period. Any portion of the PSUs that has not satisfied the performance-based vesting requirement on or prior to the end of the five-year period will be forfeited without consideration.

Health and Welfare and Retirement Benefits; Perquisites

All of Rigetti’s named executive officers are eligible to participate in Rigetti’s employee benefit plans, including medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of Rigetti’s other full-time employees. We pay the premiums for medical, dental, vision, group term life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances.

401(k) Plan

Our named executive officers are eligible to participate in a defined contribution retirement plan (the “401(k) plan”) that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Code. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Outstanding Equity Awards as of December 31, 2023

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2023. All awards were granted pursuant to the 2013 Plan or the 2022 Plan. See the section titled “—Equity Incentive Plans-2013 Plan” and “—Equity Incentive Plans- Rigetti Computing, Inc. 2022 Equity Incentive Plan” below for additional information.

		Option Awards								Stock Awards
															Equity
													Equity		incentive
													incentive		awards: Market
													plan		or payout
						Equity							awards:		value of
						incentive							Number		unearned
						plan						Market	of		shares,
						awards:						value of	unearned		units or
		Number of		Number of		number of				Number of		shares of	shares, units or		other
		Securities		Securities		securities				shares or		units of	other		rights
		Underlying		Underlying		underlying				units		stock	rights		that have
		Unexercised		Unexercised		unexercised		Option	Option	that have		that	that have		not
		Options (#)		Options (#)		unearned		Exercise	Expiration	not		have not	not		vested
Name	Grant Date	Exercisable		Unexercisable		options (#)		Price ($)	Date	vested (#)		vested ($)(1)	vested (#)		($)(1)
Dr. Subodh Kulkarni	11/22/2023	—		972,223	(2)	—		1.05	11/22/2033	—		—	—		—
	12/12/2022	412,500		837,500	(3)	—		0.964	12/12/2032	—		—	—		—
	12/12/2022	—		—		500,000	(4)	0.964	12/12/2032	—		—	—		—

Rick Danis	8/16/2023	48,722		285,378	(5)	—		2.09	8/16/2033	—		—	—		—
	7/15/2020	19,183		10,330	(6)	—		0.272	7/14/2030	—		—	—		—
	5/22/2020	114,346		30,670	(7)	—		0.272	5/21/2030	—		—	—		—
	9/20/2019	15,346		8,264	(8)	—		0.272	9/19/2019	—		—	—		—
	3/30/2023	—		—		—		—	—	75,758	(9)	74,622	—		—
	6/10/2022	—		—		—		—	—	44,603	(10)	43,934	—		—
	6/10/2022	—		—		—		—	—	55,684	(11)	54,849	—		—
	1/25/2022	—		—		—		—	—	32,644	(12)	32,154	—		—
	4/21/2021	—		—		—		—	—	45,206	(13)	44,528	—		—

David Rivas	5/22/2020	273,939		11,043	(14)	—		0.272	5/21/2030
	4/3/2019	89,716		4,722	(15)	—		0.272	4/3/2029	—		—	—		—
	1/28/2019	393	(16)	—		—		0.272	1/29/2029	—		—	—		—
	1/28/2019	3,541	(16)	—		—		0.272	1/29/2029	—		—	—		—
	3/30/2023	—		—		—		—	—	—		—	600,000	(17)	591,000
	6/10/2022	—		—		—		—	—	36,049	(10)	35,508	—		—
	6/10/2022	—		—		—		—	—	25,838	(11)	25,450	—		—
	1/25/2022	—		—		—		—	—	26,390	(12)	25,994	—		—
	4/21/2021	—		—		—		—	—	46,844	(13)	46,141	—		—

(1)

The market value of unvested shares is calculated by multiplying the number of unvested shares by the closing market price of our Common Stock on Nasdaq on December 29, 2023, the last trading day of fiscal year 2023, which was $0.985 per share.

(2)

1/36th of the shares subject to this option vests and becomes exercisable in equal monthly installments over a period of three years commencing December 22, 2023, subject to continuous service on each such date.

(3)

One-third (1/3rd) of the shares subject to the option vest on December 12, 2023, and the remaining shares subject to the option shall vest in twenty-four (24) equal monthly installments thereafter, subject to Dr. Kulkarni’s continuous service through each such vesting date (the “Dr. Kulkarni time-based vesting requirement”).

(4)

This option is subject to the aforementioned Dr. Kulkarni time-based vesting requirement and a performance-based vesting requirement. The performance-based vesting requirement uses the Company’s stock price as vesting hurdles over a five-year period. There are two vesting hurdles at $5 and $10 per share, with each hurdle price applying to 50% of the shares underlying the option granted. A hurdle is met when the Company’s closing trading stock price equals or exceeds the hurdle amount for any twenty (20) trading days during any consecutive thirty (30) trading day period. To the extent that the performance-based vesting requirement is satisfied prior to the termination of Dr. Kulkarni’s continuous service, the option will vest and become exercisable without regard to the time-based vesting requirement. The option will not vest and become exercisable unless and until the performance-based vesting requirement has been satisfied, even if the time-based vesting requirement has been satisfied.

(5)

One-forty-eighth (1/48th) of the shares subject to the option vest and become exercisable on the 20th day of each calendar month commencing June 20, 2023, subject to continuous service through each such vesting date.

(6)	The shares subject to this option vested and became exercisable in equal monthly installments over a period of four years commencing August 15, 2020, subject to continuous service on each such date.
(7)	14.44808% of this option vested and became exercisable on July 23, 2020, with the remainder vesting in 48 equal monthly installments thereafter, subject to continuous service on each such date.
(8)	20% of this option vested and became exercisable on July 23, 2020, with the remainder vesting in 48 equal monthly installments thereafter, subject to continuous service on each such date.
(9)	This RSU became fully vested on February 20, 2024.
(10)

The RSU vests as follows: (i) 50% in 12 equal monthly installments on the last day of each month commencing March 31, 2022 and (ii) 50% in 48 equal monthly installments on the last day of each month commencing March 31, 2022, subject to continuous service on each such date.

(11)	The RSU vests in 48 equal installments commencing on March 31, 2022, subject to continuous service on each such date.
(12)

The RSU vests as follows: (i) 50% in 12 equal monthly installments on the last day of each month commencing February 28, 2022 and (ii) 50% vested or shall vest in 48 equal monthly installments on the last day of each month commencing February 28, 2022, subject to continuous service on each such date.

(13)	The RSU vests in 48 equal installments commencing on May 21, 2021, subject to continuous service on each such date.
(14)

6.99993% of the shares subject to this option vested and became exercisable as of February 18, 2020, with the remainder vesting in 48 equal monthly installments thereafter, subject to continuous service on each such date.

(15)

20% of the shares subject to this option vested and became exercisable on March 4, 2020, with the remainder vesting in 48 equal monthly installments thereafter, subject to continuous service on each such date.

(16)	The shares subject to this option are fully vested and exercisable.
(17)

The shares subject to this award represent PSUs. The PSUs vest in 48 equal monthly installments commencing on February 20, 2023, subject to Mr. Rivas’ continuous service through each such vesting date. In addition, the PSUs are subject to a performance-based vesting requirement that uses Rigetti’s stock price as vesting hurdles over a five-year period. There are two vesting hurdles at $2 and $4 per share, with each hurdle price applying to 50% of the shares granted. A hurdle is met when Rigetti’s closing trading stock price equals or exceeds the hurdle amount for any twenty (20) trading days during any consecutive thirty (30) trading day period. Any portion of the PSUs that has not satisfied the performance-based vesting requirement on or prior to the end of the five-year period will be forfeited without consideration.

Potential Payments Upon Termination or Change in Control

Each of Dr. Kulkarni, Mr. Danis and Mr. Rivas is entitled to the following severance benefits pursuant to his respective employment agreement if his employment is terminated by Rigetti without “Cause” or by the executive for “Good Reason” (each, as defined in the respective executive employment agreement) and provided such executive officer timely executes and does not revoke a release of claims in Rigetti’s favor, (a) continuing payments of his then-current annual base salary for twelve months; (b) payment of the premiums necessary to continue health insurance coverage for himself and his eligible dependents under Rigetti’s group health plans pursuant to COBRA or similar state insurance laws, for up to twelve months; and (c) Accrued Obligations (as defined in the respective executive employment agreement), which include accrued but unpaid salary through the date of termination, unreimbursed expenses, and benefits owed to such named executive officer under retirement or health plans in which such named executive officer was a participant.

If the named executive officer’s employment is terminated by Rigetti other than for “Cause,” death or disability or by such named executive officer for “Good Reason” within three months prior to or twelve months after a Change in Control (as defined in the 2022 Plan), then, in lieu of and not in addition to any other severance benefit, (i) 100% of the then-unvested portion of each of his outstanding equity awards will become fully vested; (ii) Rigetti will pay such named executive officer a lump sum equal to his then current annual base salary; (iii) subject to such named executive officer making certain elections, Rigetti will pay certain COBRA premiums necessary to continue his and his covered dependents’ health insurance coverage; and (iv) Rigetti will pay a bonus to such named executive officer equivalent to a pro rata share of his full Target Amount (as defined in the respective executive employment agreement), for the portion of the performance year completed when his termination occurs.

Under each of the named executive officer’s employment agreement, “Cause” means that we have determined in our sole discretion that the named executive officer has engaged in any of the following: (i) his material breach of any covenant or condition under the executive employment agreement or any other agreement between the parties, and, to the extent curable, such named executive officer has not cured such breach after the expiration of ten (10) days after written notice from us of such breach; (ii) his material act constituting dishonesty, fraud, immoral or disreputable conduct in connection with his duties to us; (iii) any conduct which constitutes a felony or a crime of moral turpitude under applicable law; (iv) material violation of our policy or any act of misconduct; (v) refusal to follow or implement a clear and reasonable directive of the Company; (vi) negligence or incompetence in the performance of Rigetti’s duties or failure to perform such duties in a manner satisfactory to us after the expiration of ten (10) days without cure after written notice of such failure; or (vii) his breach of fiduciary duty to the Company.

Under each named executive officer’s employment agreement, “Good Reason” means the occurrence of any of the following events without such named executive officer’s consent: (i) a material reduction in his base salary, other than a reduction applied in a similar proportional amount to all similarly situated executives; (ii) a material breach of the executive employment agreement by Rigetti; (iii) a material reduction in the his duties, authority and responsibilities relative to the his duties, authority, and responsibilities in effect immediately prior to such reduction; or (iv) the relocation of his principal place of employment, without his consent, in a manner that lengthens his one-way commute distance by twenty-five (25) or more miles from his then-current principal place of employment immediately prior to such relocation; not to include a requirement to return to in-person work, in which circumstance Good Reason will not apply; provided, however, that, any such termination by such named executive officer shall only be deemed for Good Reason pursuant to this definition if: (1) such named executive officer gives Rigetti written notice of his intent to terminate for Good Reason within thirty (30) days following the first occurrence of the condition(s) that his believes constitute(s) Good Reason, which notice shall describe such condition(s); (2) Rigetti fails to remedy such condition(s) within thirty (30) days following receipt of the written notice (the “Cure Period”); and (3) such named executive officer voluntarily terminates employment within thirty (30) days following the end of the Cure Period, or the parties agree in writing to extend such Cure Period. With respect to the executive employment agreements entered into by and between Rigetti and each of Dr. Kulkarni and Mr. Danis, “Good Reason” shall also mean the occurrence of a material change in the named executive officer’s reporting relationship, other than such change made directly in connection with organizational changes resulting from a Change in Control (as defined in the executive employment agreements).

Director Compensation in 2023

The following table sets forth information concerning the compensation of our directors for fiscal year 2023. Dr. Kulkarni, our Chief Executive Officer, did not receive additional compensation for his services as directors in fiscal year 2023, and therefore is not included in the Director Compensation table below. All compensation paid to Dr. Kulkarni is reported above in the “Summary Compensation Table.”

Name	Cash(1) ($)	Stock Awards(2)(4) ($)	Option Awards(3)(4)	Total ($)
Thomas J. Iannotti	12,167	—	842,400	854,567
Alissa M. Fitzgerald	54,317	140,000	—	194,317
Ray Johnson	46,213	140,000	—	186,213
David Cowan	43,738	140,000	—	183,738
Cathy McCarthy	69,693	140,000	—	209,693
H. Gail Sandford	57,661	140,000	—	197,661
Michael Clifton	55,895	140,000	—	195,895

(1)

This column represents cash compensation for their service as a director during the fiscal year ended December 31, 2023. Cash compensation for non-employee directors for fiscal year 2023 was determined pursuant to the Non-Employee Director Compensation Policy described below.

(2)

This column reflects the aggregate grant date fair value of the RSUs granted to the director during fiscal year 2023 under the 2022 Plan. The aggregate grant date fair value is computed in accordance with ASC Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 15 to our financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2023. The amounts set forth in the table above relate to the annual RSU awards granted to our then-serving directors on June 15, 2023, the date of our annual meeting in 2023. This amount does not reflect the actual economic value that may be realized by the director.

(3)

This column reflects the aggregate grant date fair value of the stock option awards granted to the director during fiscal year 2023 under 2022 Plan. The aggregate grant date fair value is computed in accordance with ASC Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 15 to our financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2023. The amount set forth in the table above relates to a stock option award granted to Mr. Iannotti on November 15, 2023 in connection with his commencement of service as a director. This amount does not reflect the actual economic value that may be realized by Mr. Iannotti.

(4)The following table shows for each non-employee director who was serving, as of December 31, 2023 the outstanding equity awards held by such non-employee director as of such date:

	Shares Underlying
	Options Outstanding	Shares Underlying	Unvested RSUs at
	(Vested) at Fiscal	Options Outstanding	Fiscal Year End
Name	Year	(Unvested) at Fiscal Year	Stock
Thomas J. Iannotti	—	720,000	—
Alissa M. Fitzgerald	216,314	6,805	140,810
Ray Johnson	268,288	26,832	140,810
David Cowan	—	—	140,810
Cathy McCarthy	—	—	238,370
H. Gail Sandford	—	—	140,810
Michael Clifton	—	—	140,810

Non-Employee Director Compensation Policy

Annual Cash Compensation

The Company’s amended non-employee director compensation policy, effective as of October 30, 2023 (the “Non-Employee Director Compensation Policy”), consists of the annual cash compensation amount set forth below, which is payable to each member of the Board of Directors who is not also serving as an employee of or consultant to the Company or any of its subsidiaries (each such member, an “Eligible Director”) in equal quarterly installments, payable in arrears on the last day of each fiscal quarter in which the service occurred. If an Eligible Director joins the Board of Directors or a committee of the Board of Directors at a time other than effective as of the first day of a fiscal quarter, each annual retainer set forth below will be pro-rated based on days served in the applicable fiscal quarter, with the pro-rated amount paid on the last day of the first fiscal quarter in which the Eligible Director provides the service and the Eligible Director will be paid regular full quarterly payments thereafter. All annual cash fees are vested upon payment. If an Eligible Director terminates service on the Board of Directors or a committee during the course of a fiscal quarter, the annual retainer amount for the fiscal quarter in which such termination occurs will be prorated based on days served in such fiscal quarter.

1.	Annual Board Service Retainer:
a.	All Eligible Directors: $36,000 (a decrease of $4,000 as compared to the policy in effect prior to October 30, 2023)
b.	Non-Executive Chair (in addition to annual service retainer): $22,500 (a decrease of $2,500 as compared to the policy in effect prior to October 30, 2023)
2.	Annual Committee Chair Service Retainer:
a.	Chair of the Audit Committee: $18,000 (a decrease of $2,000 as compared to the policy in effect prior to October 30, 2023)
b.	Chair of the Compensation Committee: $10,800 (a decrease of $1,200 as compared to the policy in effect prior to October 30, 2023)
c.	Chair of the Nominating and Corporate Governance Committee: $8,100 (a decrease of $900 as compared to the policy in effect prior to October 30, 2023)
3.	Annual Committee Member Service Retainer (not applicable to Committee Chairs):
a.	Member of the Audit Committee: $9,000 (a decrease of $1,000 as compared to the policy in effect prior to October 30, 2023)
b.	Member of the Compensation Committee: $5,400 (a decrease of $600 as compared to the policy in effect prior to October 30, 2023)

c.	Member of the Nominating and Corporate Governance Committee: $4,050 (a decrease of $450 as compared to the policy in effect prior to October 30, 2023)

Expenses

The Company will reimburse an Eligible Director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board of Directors and committee meetings; provided, that the Eligible Director timely submit to the Company appropriate documentation substantiating such expenses in accordance with the Company’s travel and expense policy, as in effect from time to time.

Equity Compensation

All grants of equity awards to Eligible Directors pursuant to this Non-Employee Director Compensation Policy will be nondiscretionary, automatic (without the need for any additional corporate action by the Board or the compensation committee) except as otherwise provided below and made in accordance with the following provisions. The equity compensation set forth above will be granted subject to the terms and conditions of the 2022 Plan and an applicable award agreement.

The Non-Employee Director Compensation Policy provides for an initial grant of RSUs with a fair market value on the grant date equal to $210,000 (the “Initial RSU Grant”) to each Eligible Director that does not serve as Chair of the Board of Directors or options to purchase shares of Common Stock with a fair market value on the grant date equal to up to $1,000,000 (the “Initial Option Grant”) to the Eligible Director that serves as the non-executive chair of the Board of Directors; provided that the Initial Option Grant will be subject to a maximum of 720,000 shares of Common Stock and the grant date fair value of the Initial Option Grant combined with the cash retainer payable to such Eligible Director for the period from such Eligible Director’s appointment to the Board of Directors through the day immediately preceding the next annual meeting of stockholders may not exceed $1,000,000. The Initial RSU Grant will vest over a three-year period, with one-third (1/3) of the Initial RSU Grant vesting on the first anniversary of the grant date, one-third (1/3) of the Initial RSU Grant vesting on the second anniversary of the grant date and the remaining one-third (1/3) of the Initial RSU Grant vesting on the third anniversary of the grant date, such that the Initial RSU Grant is fully vested on the third anniversary of the date of grant, subject to the Eligible Director’s continuous service through each such vesting date. The Initial Option Grant will vest over a three-year period, with one-third (1/3) of the Initial Option Grant vesting on the first anniversary of the grant date, one-third (1/3) of the Initial Option Grant vesting on the second anniversary of the grant date and the remaining one-third (1/3) of the Initial Option Grant vesting on the third anniversary of the grant date, such that the Initial Option Grant is fully vested on the third anniversary of the date of grant, subject to the Eligible Director’s continuous service through each such vesting date.

The Non-Employee Director Compensation Policy also provides for annual grants of RSUs with a fair market value on the grant date equal to $140,000 (the “Annual RSU Grant”) to each Eligible Director that does not serve as Chair of the Board of Directors and options to purchase shares of Common Stock with a fair market value on the grant date equal to $420,000 (the “Annual Option Grant”) to the Eligible Director serving as the non-executive Chair of the Board of Directors; provided that that the Annual Option Grant will be subject to a maximum of 140,000 shares of Common Stock. The Annual RSU Grant will vest in full on the earlier of (i) the date of the following year’s Annual Meeting (or the date immediately prior to the next Annual Meeting if the Eligible Director’s service as a director ends at such Annual Meeting due to the director’s failure to be re-elected or the director not standing for re-election); or (ii) the one-year anniversary measured from the date of grant, in each case subject to the Eligible Director’s continuous service through such vesting date. The Annual Option Grant will vest in full on the earlier of (i) the date of the following year’s annual meeting (or the date immediately prior to the next annual meeting if the Eligible Director’s service as a director ends at such annual meeting due to the director’s failure to be re-elected or the director not standing for re-election); or (ii) the one-year anniversary measured from the date of grant, in each case subject to the Eligible Director’s continuous service through such vesting date. In the event of a Change in Control (as defined in the 2022 Plan), any unvested portion of the Initial Option Grants, Annual Option Grants, Initial RSU Grants and Annual RSU Grants would vest immediately prior to the consummation of such Change in Control, subject to the Eligible Director’s continuous service until immediately prior to the consummation of the Change in Control.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2023.

	Number of		Number of securities
	securities to be		remaining available for
	issued upon	Weighted-average	future issuance under
	exercise of	exercise price of	equity compensation
	outstanding	outstanding options,	plans (excluding
	options, warrants	warrants and rights(2)	securities reflected in
Plan Category	and rights(1)	($)	column(a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders:
Rigetti & Co, Inc. 2013 Equity Incentive Plan(3)	3,227,430	0.272	—
QxBranch, Inc. 2018 Equity Compensation Plan(3)	951	0.272	—
Rigetti Computing, Inc. 2022 Equity Incentive Plan(4)	15,338,331	1.117	4,558,706
Rigetti Computing, Inc. 2022 Employee Stock Purchase Plan(5)	—	—	4,681,989
Equity Compensation plans not approved by stockholders	—	—	—
Total	18,666,712	0.82	9,240,695

(1)

Includes: 2,507,239, 951 and 4,541,100 stock options outstanding under the 2013 Plan, QxBranch Plan and 2022 Plan, respectively; 3,400,000 market based vesting restricted stock units outstanding (assuming 100% vesting) under the the 2022 Plan; and 720,191 and 7,397,231 time-vesting restricted stock units outstanding under the 2013 Plan and 2022 Plan, respectively.

(2)

The weighted average exercise prices relate only to stock options. The calculation of the weighted average exercise price does not include outstanding equity awards that are received or exercised for no consideration.

(3)	Following the adoption of the 2022 Plan, no additional equity awards have been or will be granted under the 2013 Plan or QxBranch Plan.
(4)

The number of shares of Common Stock reserved for issuance under the 2022 Plan will automatically increase on January 1 of each year, beginning on January 1, 2023 and continuing through and including January 1, 2032, in an amount equal to 5% of the total number of shares of the Company’s Capital Stock (as defined in the 2022 Plan) outstanding on a fully diluted basis on December 31 of the preceding year; provided, however, that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock (or zero). Pursuant to the terms of the 2022 Plan, the number of shares available under the 2022 Plan was increased by 9,119,816 shares effective January 1, 2024.

(5)

The number of shares of Common Stock reserved for issuance under the ESPP will automatically increase on January 1 of each year, beginning on January 1, 2023 and continuing through and including January 1, 2032, in an amount equal to the lesser of (i) 1% of the total number of shares of Capital Stock (as defined in the ESPP) of the Company outstanding on a fully diluted basis on December 31st of the preceding calendar year, and (ii) 3,055,370 shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. Pursuant to the terms of the ESPP, our Board elected not to add any shares to the ESPP reserve on January 1, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of Common Stock as of April 1, 2024, by:

●	each person known by the Company to be the beneficial owner of more than 5% of outstanding shares of Common Stock;
●	each of the Company’s named executive officers and directors; and
●	all current executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below are based on 166,430,938 shares of Common Stock issued and outstanding as of April 1, 2024. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to equity awards issuable upon exercise or settlement and warrants, as applicable, held by the person that are currently exercisable or would be exercisable within 60 days of April 1, 2024, however we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to the securities they beneficially owned.

	Number of Shares of
	Common Stock Beneficially	% of
Name of the Beneficial Owner[1]	Owned	Ownership
Directors and Named Executive Officers
Subodh Kulkarni(2)	753,645	*
Rick Danis(3)	1,181,530	*
David Rivas(4)	560,484	*
Thomas J. Iannotti	—	—
David Cowan(5)	40,447	*
Alissa M. Fitzgerald(6)	98,372	*
Ray Johnson(7)	351,215	*
Cathy McCarthy	3,007	*
Michael Clifton(8)	1,711,447	1.03%
H. Gail Sandford	40,447	*
All current executive officers and directors as a group (11 persons)	4,740,594	2.81%
Five Percent Holders
Entities affiliated with Bessemer Venture Partners(9)	21,582,218	13.01%
Insurance Company of the West(10)	8,789,169	5.30%

*	Percent of ownership is less than 1%
(1)	Unless otherwise noted, the mailing address of each of those listed in the table above is 775 Heinz Avenue, Berkeley, CA, 94710.
(2)	Consists of 753,645 shares of Common Stock subject to outstanding stock options that are exercisable within 60 days of April 1, 2024.
(3)

Consists of 889,979 shares of Common Stock, 267,588 shares of Common Stock subject to outstanding stock options that are exercisable within 60 days of April 1, 2024 and 23,963 shares of Common Stock issuable upon the settlement of restricted stock units within 60 days of April 1, 2024.

(4)

Consists of 158,044 shares of Common Stock, 383,354 shares of Common Stock subject to outstanding stock options that are exercisable within 60 days of April 1, 2024 and 19,086 shares of Common Stock issuable upon the settlement of restricted stock units within 60 days of April 1, 2024.

(5)

David Cowan, a member of the Board of Directors, is a partner at Bessemer Venture Partners. Mr. Cowan disclaims beneficial ownership interest of the securities held by the Bessemer Entities (as defined below) referred to in footnote 14 below, except to the extent of his pecuniary interest, if any, in such securities through an indirect interest in the Bessemer Entities.

(6)	Consists of 98,372 shares of Common Stock subject to outstanding stock options that are exercisable within 60 days of April 1, 2024.
(7)	Consists of 63,235 shares of Common Stock and 287,980 shares of Common Stock subject to outstanding stock options that are exercisable within 60 days of April 1, 2024.
(8)

Consists of 1,155,197 shares of Common Stock and 556,250 shares issuable upon the exercise of private placement warrants to purchase Common Stock. Includes (i) 309,875 shares subject to vesting that will only vest if, during the five year period following the Closing Date, the volume weighted average price of Common Stock equals or exceeds $12.50 for any twenty trading days within a period of thirty consecutive trading days and (ii) 72,534 shares subject to vesting that will only vest if, during the five year period following the Closing Date, the volume weighted average price of Common Stock equals or exceeds $15.00 for any twenty trading days within a period of thirty consecutive trading days. Any such shares that remain unvested after the fifth anniversary of the Closing Date will be forfeited. Unvested shares of Common Stock are required to be voted as set forth in the Sponsor Support Agreement, see “Transactions with Related Persons—Sponsor Support Agreement.”

(9)

Based on the Schedule 13D filed on March 14, 2022 by Bessemer Venture Partners X Institutional L.P. (“BVP X Inst.”) with respect to the Company’s Common Stock held as of March 2, 2022. Based on the Schedule 13D, (i) BVP X Inst. has sole voting and dispositive power with respect to 10,450,110 shares of Common Stock and (ii) Bessemer Venture Partners X L.P. (“BVP X” and, together with BVP X Inst., the “BVP X Funds”) had sole voting and dispositive power with respect to 11,132,108 shares of Common Stock. Deer X & Co. L.P., or Deer X L.P., is the general partner of the BVP X Funds. Deer X & Co. Ltd., or Deer X Ltd., is the general partner of Deer X L.P. Adam Fisher, Robert P. Goodman, David Cowan, Jeremy Levine, Byron Deeter, Ethan Kurzweil, Alex Ferrara, Brian Feinstein and Stephen Kraus are the directors of Deer X Ltd. and hold the voting and dispositive power for the Bessemer Entities. Investment and voting decisions with respect to the securities held by the Bessemer Entities are made by the directors of Deer X Ltd. acting as an investment committee. Mr. Cowan disclaims beneficial ownership interest of the securities of the Company held by the Bessemer Entities except to the extent of his pecuniary interest, if any, in such securities through an indirect interest in the Bessemer Entities. The address for the Bessemer Entities is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, NY 10538.

(10)

Based on Amendment No. 1 to the Schedule 13G/A filed on February 14, 2024 by Insurance Company of the West with respect to the Company’s Common Stock held as of December 31, 2023. Based on Amendment No. 1 to the Schedule 13G/A, Insurance Company of the West has sole voting power and shared dispositive power over 8,789,169 shares of Common Stock. The address for Insurance Company of the West is 15025 Innovation Drive, San Diego, CA 92128.

TRANSACTIONS WITH RELATED PERSONS

Related Person Transactions Policy

The Board of Directors adopted a written related person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to us by an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including our Common Stock), including any of their immediate family members and affiliates and entities owned or controlled by any related person.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of the proposed related person transaction, must present information regarding the proposed related person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our Board of Directors) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

●	the risks, costs, and benefits to us;
●	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
●	the terms of the transaction;
●	the availability of other sources for comparable services or products; and
●	the terms available to or from, as the case may be, unrelated third parties or employees generally.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. Our audit committee will approve only those transactions that it determines are fair to and in the best interests of the Company and its stockholders. All of the transactions described above were entered into prior to the adoption of such policy.

Supernova Class B Ordinary Shares

In connection with the consummation of the Business Combination, the Supernova Class B ordinary shares were converted into 8,625,000 shares of Common Stock. In August 2022, Supernova Sponsor effected a liquidating pro rata distribution of its shares of Common Stock to its members, pursuant to which Mr. Clifton, one of our directors, received 1,052,250 of Common Stock, of which 382,409 shares are subject to vesting conditions.

Private Placement Warrants

In connection with the consummation of the Business Combination, the Supernova private placement warrants were converted into 4,450,000 Private Warrants of the Company to purchase one share of Common Stock at an exercise price of $11.50.

Subscription Agreements

At the closing of the Business Combination, (i) Bessemer Venture Partners X L.P. and Bessemer Venture Partners X Institutional L.P. purchased 9,481,710 and 10,100,508 shares of Common Stock in the PIPE Financing, for a purchase price of $10.00 per share pursuant to separate Subscription Agreements, each dated October 6, 2021, and (ii) 62,500 shares of Common Stock were issued to one of our directors, Mr. Clifton, pursuant to the PIPE Financing.

Rigetti Holders Support Agreement

On October 6, 2021, in connection with the execution of the Merger Agreement, Supernova entered into the Rigetti Holders Support Agreement with Legacy Rigetti and certain stockholders of Legacy Rigetti pursuant to which such stockholders agreed to vote to adopt and approve, upon the registration statement on Form S-4 being declared effective, the Merger Agreement and all other documents and transactions contemplated thereby.

Sponsor Support Agreement

On October 6, 2021, in connection with the execution of the Merger Agreement, Supernova entered into a sponsor support agreement (the “Sponsor Support Agreement”) with the Supernova Sponsor, Legacy Rigetti and Supernova’s directors and officers. Pursuant to the Sponsor Support Agreement, the Supernova Sponsor and Supernova’s directors and officers (“Sponsor Holders”), among other things, agreed to vote all of their shares of Supernova capital stock in favor of the approval of the Business Combination. In addition, pursuant to the Sponsor Support Agreement, (i) 2,479,000 shares of Common Stock held by the Sponsor Holders became unvested and subject to forfeiture as of the Closing and will only vest if, during the five year period following the Closing, the volume weighted average price of Common Stock equals or exceeds $12.50 for any 20 trading days within a period of 30 consecutive trading days, and (ii) 580,273 shares of Common Stock held by the Sponsor Holders became unvested and subject to forfeiture as of the Closing and will only vest if, during the five year period following the Closing, the volume weighted average price of Common Stock equals or exceeds $15.00 for any 20 trading days within a period of 30 consecutive trading days. Any such shares held by the Sponsor Holders that remain unvested after the fifth anniversary of the Closing will be forfeited. As of the Record Date, none of the shares of Common Stock held by the Sponsor Holders that are subject to vesting had vested. Pursuant to the Sponsor Support Agreement, each Sponsor Holder agreed that, with respect to all of its unvested shares of Common Stock, such shares shall be present at all stockholder meetings for purposes of a quorum and voted at all such meetings, or voted, consented or approved in any other circumstances, upon which such vote, consent or other approval (including providing any written consent as of any specified date) is sought or obtained by or from the Company’s stockholders, in the same manner (including by voting “for” or “against,” abstaining or withholding votes) as, and in the same proportion to, the votes cast “for” or “against,” and abstentions or vote withholdings made, in respect of all shares of Common Stock, held by the holders thereof (other than the unvested shares of Common Stock held by the Sponsor Holders).

Amended and Restated Registration Rights Agreement

In connection with the Closing, we, Supernova Sponsor, Supernova directors and officers, Legacy Rigetti directors and officers and certain of Legacy Rigetti securityholders entered into an amended and restated registration rights agreement. Pursuant to the agreement, we agreed that we would file with the SEC a registration statement registering the resale of certain securities held by or issuable to such holders, and we will use reasonable best efforts to have such registration statement declared effective as soon as practicable after the filing thereof. In certain circumstances, certain holders can demand up to two underwritten offerings in any 12-month period, and certain holders are entitled to piggyback registration rights.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers in addition to the indemnification provided in the Bylaws. The indemnification agreements require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. See “Directors, Executive Officers and Corporate Governance—Limitation on Liability and Indemnification of Directors and Officers” for information about indemnification agreements and director and officer liability insurance which the Company maintains.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will likely be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to us via email at IR@rigetti.com. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Rick Danis
General Counsel and Corporate Secretary

April    , 2024

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at https:// investors.rigetti.com/. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including the financial statements and the financial statement schedules, is also available without charge upon written request to our Chief Financial Officer via email at IR@rigetti.com.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 18, 2024:
The Notice of Annual Meeting, Notice of Internet Availability of Proxy Materials, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including the financial statements and the financial statement schedules, are available free of charge at www.proxyvote.com.

Appendix A

to Proxy Statement

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

RIGETTI COMPUTING, INC.

Rigetti Computing, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The name of the Corporation is Rigetti Computing, Inc. The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on March 1, 2022 under the name of the Corporation (the “Certificate of Incorporation”).

SECOND: Article IV, Paragraph A of the Certificate of Incorporation of the Corporation is amended by adding the following language at the end thereof:

Effective upon the effective time of this Certificate of Amendment (the “Reclassification Effective Time”), each ten (10) shares of Common Stock issued and outstanding or any shares held by the Corporation in treasury immediately prior to the Reclassification Effective Time (the “pre-Reverse Split Common Stock”) shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined into one (1) share of Common Stock (the “post-Reverse Split Common Stock”) without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”); provided, however, no fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Reclassification Effective Time by the exchange agent selected by the Corporation of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Reclassification Effective Time (after taking into account and aggregating all fractional shares of post-Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Common Stock (as adjusted to give effect to the Reverse Split) on The Nasdaq Stock Market during regular trading hours for each of the five (5) consecutive trading days immediately preceding the date on which the Reclassification Effective Time occurs. Each stock certificate that, immediately prior to the Reclassification Effective Time, represented shares of pre-Reverse Split Common Stock shall, from and after the Reclassification Effective Time, automatically and without any action on the part of the Corporation or the respective holders thereof, represent that number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of pre-Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of post-Reverse Split Common Stock to which such holder may be entitled as set forth above. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.

A-1

THIRD: The foregoing amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the DGCL.

FOURTH: This Certificate of Amendment, and the amendment to the Certificate of Incorporation contained herein, shall be effective at 5:00 p.m., Eastern Time, on [DATE].

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be signed by its duly authorized officer on the         day of       ,            .

RIGETTI COMPUTING, INC.

By:
Name:
Title:

A-2

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V44553-P09054 !!! For All Withhold All For All Except ! ! ! ! ! ! ! ! ! RIGETTI COMPUTING, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. RIGETTI COMPUTING, INC. 775 HEINZ AVENUE BERKELEY, CA 94710 01) Thomas J. Iannotti 02) Alissa M. Fitzgerald Nominees: 2. To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, par value $0.0001 per share, at a ratio of 1-for-10 (the “Reverse Stock Split Proposal”). 3. To ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. 4. To approve the adjournment of the Company’s 2024 Annual Meeting of Stockholders, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. To elect two Class II directors each to hold office until the 2027 Annual Meeting of Stockholders. The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: Note: The proxies are authorized to vote in their discretion on such other business as may properly come before the meeting or any adjournment or postponements thereof. For Against Abstain VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Time on June 17, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/RGTI2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Time on June 17, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by 8:59 p.m. Pacific Time on June 17, 2024. SCAN TO VIEW MATERIALS & VOTEZ Preliminary Proxy Statement – Subject to Completion Dated April 10, 2024

V44554-P09054 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. Continued and to be signed on reverse side RIGETTI COMPUTING, INC. ANNUAL MEETING OF STOCKHOLDERS JUNE 18, 2024 9:30 am Pacific Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Subodh Kulkarni, Jeffrey A. Bertelsen and Rick Danis, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of RIGETTI COMPUTING, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 am Pacific Time, on June 18, 2024, virtually at www.virtualshareholdermeeting.com/RGTI2024, and any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve) and on such other matters as may properly come before said meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. It will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.